U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

General Form for Registration of Securities of Small

Business issuers Under Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Penny Auction Solutions, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	27-3332009
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

330 A Street, Suite 156

San Diego, CA 92101

(Address of Principal Executive Offices)

(866) 275-5260

(Issuer's Telephone Number)

Securities to be registered under Section 12(b) of the Act:        None

Securities to be registered under Section 12(g) of the Act:

Common Stock, $.001 Par Value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filter ☐	Accelerated filter ☐

Non-accelerated filter ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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Item 1. Business.

Corporate Summary

We are a development stage online pay-to-bid penny auction company. We were formed as a Nevada corporation on August 25, 2010. We consummated the purchase of our first penny auction website, Nail Bidder, Inc. (www.nailbidder.com) in March 2012.

Our executive offices are located at 330 A St. Ste. 156, San Diego, CA92101 and our telephone number is (866) 275-5260. Our Internet address is www.pennyauctionsolutions.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

The Market

Penny Auctions, also known as pay-to-bid or bidding fee auctions, are a new selling mechanism. By December 2008, eleven (11) websites conducted such auctions; by November 2009, the format had proliferated to thirty five (35) websites. By November 2010, at least one hundred twenty five (125) penny auction websites targeting U.S. consumers were being monitored by Compete.com, a web traffic monitoring company.

Potential Customers. Management believes that penny auctions have wide appeal among consumers, appealing to both young and old and males and females. Our target market is the many countries in which we plan to operate penny auctions, as well as the mobile internet market. Our target audience is online consumers who enjoy shopping, gaming and great deals.

Although users of our penny auction websites will have a broad array of characteristics, we expect many common trends among our potential users. The following is a list of the demographics we believe exemplify the broad group of users that we expect will participate in our penny auctions:

•	Ages 18 to over 65
•	Per capita income of $20,000 to $75,000 among working individuals
•	Bargain hunters and deal seekers who desire to acquire big ticket retail items at a lower cost

Potential Websites. We plan to replicate our sites in a number of languages, allowing us to operate throughout the world. Our team now has access to technology which allows us to convert our auction sites to a mobile (.mobi) website with very little time and effort. This will allow us to provide a user friendly environment for mobile users who prefer their content to better fit their smaller screen.

Many people already shop using their phones, and a lot of individuals around the globe only have access to the internet through their mobile phones. We believe that mobile phone internet usage is the future of the penny auction market. We believe that we are positioned to participate in this potentially addictive, mobile shopping entertainment craze.

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Our Business

We are an online pay-to-bid penny auction company that plans to capitalize on consumer demand from users who seek to bid on high end retail items at a fraction of their cost via a fun and exciting online experience.

Bid-to-Pay Auctions

Each auction begins at a price of zero and with a specified amount of time on a countdown clock. When a participant places a bid, the current price increments by a fixed amount ($0.01 in penny auctions), the bidder is immediately charged a bid fee ($0.50-$1.00), and the auction is extended by a set amount of time (10 to 15 seconds). If the time expires before another bid is placed, the last bidder pays the current price (on top of any bid fees incurred) and wins the object.

Our Penny Auctions

We anticipate that our penny auction websites will operate as fast-paced auction communities where consumers can bid on items in one-cent increments. In order to participate in our online penny auctions, each potential customer will be required to register as a member of one of our penny auction web sites, which will allow the customer access to all auction items up for bid on that site. Members will then be required to purchase bid packs in increments of 20, 50, 100, or more at purchases prices ranging from $0.50 to $1.00 per bid. Our website members will then be able to use the bids they purchase to participate in any of our available auctions. Once a member places a bid, the bid fee will not be returned to the member. Each bid raises the price of an item by $0.01. The auctions will be timed and a timer will display on the screen that will count down to zero so each bidder can see the time remaining to bid. Smaller items may only be ten-minute auctions while larger items may last as long as several hours. However, as a bid is placed on a particular item, we will add ten seconds to the clock to provide other bidders an opportunity to keep bidding on that item. An auction ends when the timer reaches zero. The last bidder to place a bid before the clock reaches zero wins the item and may then purchase the item at the closing price.

According to the Job Market Paper (1), Penny auction websites, such as the type we plan to offer, typically collect 150% or more of the value of a product because they keep the bid money that each bidder bids on a product. Therefore we expect to have a comfortable profit margin per auction item.

Nail Bidder.com website

We completed our purchase of Nail Bidder, Inc., including the website www.nailbidder.com in March 2012. Nail Bidder is a penny auction website which was formed in 2010. The Nail Bidder website generated over $170,000 in revenues in 2011 and at the closing of our acquisition had 18,000 registered users.

Our Chairman, Corey Park, contacted the owner of the Nail Bidder site (Evan Karsch) via email on June 10, 2011. Mr. Park was researching penny auction sites on the internet.

1 See “Consumer and Producer Behavior in the Market for Penny Auctions: A Theoretical and Empirical Analysis” Ned Augenblick (December 28, 2009)

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After the initial contact on June 10, 2011, discussions continued for several months following the initial contact in regards to a potential acquisition of Nailbidder.com and its entire operations. The discussions were conducted through Corey Park (Chairman) and Michael Holt (CEO) of Penny Auction Solutions, Inc. and Even Karsch (President and principal stockolder) of Nail Bidder, Inc. A summary of these discussions are outlined in the following paragraphs.

In September of 2011, initial purchase terms were offered to Nail Bidder, Inc. for their consideration and to open formal discussions. We wanted to secure our potential purchase position and provide time to do our due diligence. The terms of the offer stipulated that we would be privy to Nail Bidder’s financials, business resources, day to day operations, as well as its customer base for reference calls. During the months of October and November 2011, we conducted our initial due diligence of Nail Bidder, Inc.

In November 2011, we commissioned an analysis to be performed of the company’s website operations and programming. This analysis was conducted by BalazsWellisch of NeuSolutions, Inc. Our board of directors and senior management reviewed the findings from the report and determined that a purchase of Nail Bidder, Inc. would be a favorable acquisition in order to establish our first main penny auction website.

On December 28,2011, we executed a stock purchase agreement with Nail Bidder and its stockholders whereby we agreed purchase all of the outstanding shares of Nail Bidder from its 5 stockholders in exchange for 340,000 shares of our common stock. Also, as part of the purchase terms, Evan Karsch was offered a one-year consulting contract to assist us with the management of the website, operations, programming support, transition activities and ongoing support. This contract was finalized and signed on January 16, 2012.

During the months of February 2012 through March 2012, we completed our due diligence activities and both sides completed the terms of the closing and the purchase was effective as of March 28, 2012. Nail Bidder became our wholly owned subsidiary March 28, 2012.

Growth Strategy

We intend to grow our business by focusing on the following key elements:

1.	Continue to maintain operations and support of Nailbidder.com website and total brand as well as ensure scalability to support continued customer growth through 2012;

2.	Develop and deploy a complete PA Enterprise Model that is proprietary to PAS and use this platform to populate our global domains and

3.	Develop a proprietary PA Smart Phone Mobile application for global deployment.

Nailbidder.com website development

We consummated our purchase of the Nailbidder.com website in March 2012. Since that time, we have been transitioning website and operations to our San Diego operations team and the technical support team. The principal Nail Bidder executive has remained as a consultant during this transition. Ultimately, we will assume total operations of the website from an operations, marketing, and technical support perspective and eliminate all other dependencies from other current organizations that are supporting Nailbidder.com. We plan to use the Naibidder website for development of our “Enterprise Model” to allow us to test certain features for inclusion in our enterprise site before launch. Nailbidder.com generated over $170,000 in revenues and approximately $35,000 in net income in 2011.

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Develop and Deploy Enterprise Penny Auction (PA) Model

We intend to develop a penny auction “Enterprise” model that will allow us to strategically deploy our penny auction platform to our domains. Our enterprise platform will consist all of the necessary components such as: an efficient, structured, secure, and scalable penny auction website model; a secure and reliable hosting center and platform of servers with 24/7 support; appropriate business / productivity tools to manage and monitor the technical operations; “Standard Operating Procedures” handbook of operations; and fully trained management, operations, and technical personnel. During development, we will prepare our deployment strategy, including the determination of which domains and countries in which to deploy our PA platform and the associated timing; and the total support (management, operations, technical, customer service, shipping, public relations, accounting, etc.).

Develop and Deploy Mobile Penny Auction Mobile Application

A critical part of our projected growth model is the development and deployment of a penny auction mobile computing device application that is very feature rich and attuned to our penny auction websites. As part of this initiative, we will need to conduct appropriate research into “smart app” development companies as well as potentially survey our customer base as to what features they would find critical or useful to using a PA smart app. The goal of this application is to drive traffic to any and all PA company sites, increase the active time and spending while on a penny auction site, provide incentives to keep our members returning more often, and to host deals and specials available only through the smart app. We also intend to develop applications for any tablet-like devices as well such as the iPad©, Kindle©, and PC tablets. As cited in a recent Techsling report on its website, about 90% of the world is reported to have mobile coverage and the ITU states that 98 countries have adequate or specific mobile broadband plans. There are a total number of about 500 million Smartphones in use and it is expected to rise to 2 billion by 2015. This represents a huge potential for PAS to open up new markets and reach new customers on a global scale which may not have otherwise be reached by traditional web-based penny auction sites.

Products and Services:

Free Solutions

The basic premise of Penny Auctions will dominate the service platform in which our members can sign up and use the site as a typical PA use would expect. However there are some other suggested changes to the typical platform for consideration to enhance the members experience and therefore lead to an increase in customer retention and/or potentially increased bid purchases.

Beginner Auctions

We will provide a set of “beginner auctions” to any member that has not won at least one auction on a given PA site. The purpose of these auctions is to restrict the participation in these auctions to “new members” only and hence, less experienced members thereby decreasing the extent of the bidding and creating a greater chance of a new member winning an auction. These auctions will serve as a “confidence builder” for new users and keep them engaged longer and lead to increased retention. There would be nothing exceptional about the auction or the items in this category. The only distinguishing characteristic is that these auctions can only be accessed by members who have not won at least one auction (on a particular) site. The logistics, bidding, counter, etc. would all remain the same.

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Auction Watch

The Auction Watch option would allow the members to sign up to notified of upcoming auctions by category or by specific auction item. We intend to provide notification on a semi-specific category basis such as: iphones, ipads, play stations, gift cards, laptops, bid packs, etc. In addition, we intend to offer notification on a specific listed auction.

Monetized Solutions

In addition to our free membership, we plan to offer different levels of paid membership options with the following benefits: (i) ability to purchase bids at a discount; (ii) allow the use of “Buy it Now” and provide credits for bids placed in non-winning auctions; (iii) reduced or free shipping (depending on membership level; (iv) increase the threshold on number of auctions allowed to be won per month and (v) bid credits to count towards achieving “Frequent Bidder” status, which would provide the same benefits afforded paid members with additional enhancements without requiring any payment for membership

Select Risks and Challenges

We are aware of several risk factors associated with our business model and discuss some of these below. For a complete discussion, please see our “Risk Factors” section beginning on page 11.

We have no operating history, which could make it difficult to accurately evaluate our business and prospects. However, we have recently purchased an operating penny auction website, Nailbidder.com, which site has proven revenues and net income. We expect to leverage the experiences of this website as well as their management teams to assist us as we begin our operations in the future. We believe that studying the track record and past business operations of Nailbidder.com allows us to more accurately evaluate the business and our prospects. We may continue to seek out profitable penny auction websites and consider potential acquisitions that would strengthen our brand, provide further stability, and offer continued financial growth.

A typical concern for penny auction sites is that the sites may not be able to cover wholesale costs on each auction item. Our research and analysis of the penny auction industry indicates that if proper management and good auction strategies are applied that this risk can be mostly mitigated. A recent 2009 working paper on the penny auction industry noted that winning items typically produce a revenue percentage of 150% or more. Therefore any losses could be easily overcome. In addition, we do not intend to hold inventory for the overwhelming majority for the products we will auction. Rather, we procure the item after the auction has been completed and then it’s direct shipped to the winner. Therefore, employing this strategy will almost eliminate the risk associated with purchasing and inventory items and risk a potential loss at an auction.

Attracting adequate traffic to our websites is a critical factor in our ability to achieve profitability. We have sought advice of leading internet marketing firms and have designed a marketing plan that offers a high degree of potential success in driving adequate traffic to our future websites, such as advertising recent auction winners and the deep discount recognized.

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We expect to incur losses for the near future. As with any start-up business, it will take time to ramp up our operations in order to overcome our fixed and overhead expenses. However, our fixed and overhead expenses are relatively low and easily managed. In addition, we have and plan to continue outsourcing several business functions so we can control our costs while allowing us to concentrate on our core competencies and focus on the activities to generate revenue and grow our customer base.

Auction Items and Inventory

In order to determine the types of items we will auction on our websites, we plan to consult ongoing marketplace surveys and reports issued by other penny auction sites and to rely on the advice of our merchandising department. Based on our research of the penny auction industry to date, we believe that he best products to auction include, but are not limited to, high-end electronics (i.e. iphones, ipads, laptops, televisions, cameras, and computer games), hobby equipment, vacation packages, clothing accessories, gift cards, home décor items, and automobiles. We plan to obtain our merchandise from retailers such as Amazon.com, Best Buy, Apple, and Dell Computers, and wholesale product warehouses.

Our strategy in determining what to auction is based on several factors. First, we use our own discretion about the most popular or useful products that are trending in the general market place as a basis for selecting auctions items. Second, we are utilizing the past auction experience of the websites we have purchased as well as the reviewing the “closed auctions” of some of the leading penny auction websites. We can categorize the winning auctions and strategically plan what items work best at auction as well as the timing and quantities to offer. Third, some of the leading penny auction websites have free online materials for viewing that offer further insight on winning auction strategies, upcoming and planned auctions, the results of the auctions, and the amount of bidding activity level. All of these items above help us determine our best auction strategies as well as the type of products we can auction with the highest potential for success.

The “exact” items we will auction at start-up or over any certain time will change over time based on the factors identified above. To us, it is not important as to the exact item we auction; rather it is far more important to assess the most reliable market information to guide us towards selecting products and services that will offer us the greatest potential for building a customer base and hosting profitable auctions. At any point in time on our planned auction site, there will most likely be a variety of items up for auction, depending upon the day and time. There are several categories of auctions that will be available to our website members and they will be able to search and find auctions of interest. Given our website technology and the auction experiences of the leading sites and the sites we have purchased, it will help us plan the amount of auctions, the type of auctions, the length of the auctions, and the start times. We can schedule and maintain planned auctions months in advance on the website for review by our members.

We do not anticipate that we will maintain any general inventory. We plan to purchase auction items from leading retailers after the auction for an item has closed. After collecting the closing bid amount from the winning bidder, we will order the item from appropriate retailer to then drop-ship the item directly to the winning bidder. Therefore, we do not see a current need to purchase and stock any inventory onsite at our office. However, there “may” be a few very selective items in the distant future that we may want to inventory but we cannot see an immediate need for an inventory. Most of the auction companies in business rarely hold inventory as well. The leading auction sites use the same “drop-ship” method as we are planning to utilize. Of course this controls risks and costs associated with inventory, shipping, returns, and customer service.

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In order to minimize our product and service costs, we will plan on purchasing item on a wholesale basis as much as possible and to become a “preferred” customer at many retailers so we can take advantage of any discounts and special offers as possible. Too, we may have products and services donated to us for auction as part of potential cross marketing initiatives. However, our business model does not depend upon needing to secure a wholesale price or discount pricing in order to be profitable. The following paragraph under the title of “Revenue Model” will explain how we generate revenues and the potential for very profitable returns.

Revenue Model

The Revenue Model: The Pay-Bid market generates revenue from four (4) sources:

1. Bid Packs: Bidders in the marketplace pay the bid-fee upfront to the auction site. The penny auction business model generates revenue when a member chooses to purchase a “bid pack” for the right to bid. The bid packs are offered in specific pre-determined quantities such noted above. The price of these “bid packs” vary as well. Typically, the lower the bid pack purchased, the higher the cost. Each “bid” in the bid pack has a cost associated with it. Assume we offer our “100 Bid Pack” for $50. This equates to each bid in the bid pack costing 50 cents. When a member places a single bid on any auction item, they have one less bid to spend and they just used 50 cents of their bid inventory to place that bid. However, the money gets spent by the member up front when they purchase a bid pack and we collect the funds immediately. In this case, we collected $50 for the bid pack. At this point, we are not overly concerned with when the user chooses to use his or her bids or what items they choose to bid on at auction. They have 100 bids to spend at any time and we collected the full $50 up front.

We anticipate that we will earn revenue through the sale of “bid packs” on our penny auction websites. Bid packs, a group of bids sold in increments of 20, 50, 100, or more, are the instruments that are predominately used in the penny auction industry to allow a member to bid on auction items. Bid packs must be purchased before a member can bid on an auction item. Bid packs will enable a member to bid on any of our then current auctions.

2. Final Cost: Each time a bid is employed it increments and extends the auction. When the auction timer expires the winner pays for the winning auction item. For example, if the auction price for aniPad increased from $0 (starting cost) to $20.00 (final auction price), the final winner will pay us $20.00.

3. Shipping Costs: About 75% of the auctions that occur are for physical goods that require transportation to the customer. This cost of shipping is illustrated prior to the start of the auction for a fixed amount. As we are based in San Diego, it costs a lot less to ship the iPad to Los Angeles (probably $5.00) than to a customer in New York (probably $16.00). However, we would earn the revenue for the shipping costs regardless of the geographic location of the winner. We are not currently charging shipping costs on our Nailbidder.com website, but we may do so in certain circumstances on our Enterprise model

4. Subscription Model: We intend to offer paid membership options affording members additional benefits and enhancements based upon the membership level purchased. We would expect to charge membership fees between $9.95 and $19.95 per month---see “Monetized Solutions” above

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Marketing

We plan to implement multiple strategies to market our penny auction websites and gain national recognition. We anticipate that our primary target audience will be big spenders on other penny auctions websites and individuals we attract to our websites via our marketing strategies. We have researched the user bases and characteristics of our top competitors in the penny auction industry. Based on this research we have identified and profiled the big spenders by age group, income, education level, online habits, and family status. We have also identified the main pay per click keywords that our top four competitors are targeting for arbitrage. Using this information we plan to engage a top internet marketing agency to design and implement an online and offline marketing campaign to drive traffic to our websites. We have identified the following marketing channels and outlets to promote our business and websites: online banner advertisements, pay-per-click advertisements, online commercials, pop-up advertisements, television advertisements, radio advertisements, opt-in email campaigns, affiliate website marketing, major newspaper advertisements (online and offline), search engine optimization techniques, co-op marketing campaigns with business partners, and public relations releases.

Competition

This section contains our analysis of our major competitors. Although penny auction websites have only existed in the United States for a short period of time, they are already gaining traction. Their viral nature tends to help their user base grow quickly. These young sites receive a lot of traffic and most have only been live for less than two years.

•	Quibids.com – They are the market leader in the U.S. They have proven that the model is immensely profitable and that it’s not a mere fad, they have a strong ever-growing user base and the model has been successful in each country they have penetrated. Quibids recently began running television commercials in the US and it’s estimated they are reaching over 15 million households per month. They offer relatively the same products as the other top sites but tend to auction off more high-end consumer goods.

•	Bidcactus.com – One of the most popular Penny Auction web sites in the United States. In their short history, they have managed to capture a larger segment of the Penny Auction market in America. Bidcactus.com has recently begun running television commercials in California. They offer relatively the same products as the other top sites but tend to auction off more cruises and gift cards.

•	Beezid.com – Has one of the best looking and user friendly web sites in the industry and will serve as a model for the Penny Auction Solutions web site. Beezid.com recently began buying TV ads on late-night Discovery Channel-owned TV networks, such as The Military Channel. They also recently acquired scoreit.com to expand their market share.

In addition to the competition we face from other online penny auction websites, we face competition from others in the online auction industry, including but not limited to eBay. Although it is not a penny auction-style website, many people have come to trust eBay as a source for purchasing retail items.

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Intellectual Property

Intellectual property is an important element of our business. We expect to rely on a combination of copyright, trademark, and trade secret laws of the United States and other countries and confidentiality procedures to protect our intellectual property rights. Our employees and independent contractors will be required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments, and other processes generated by them on our behalf are our property, and assigning to us any ownership that they may claim in those works. Despite our precautions, it may be possible for third parties to obtain and use, without consent, intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We plan to file a trademark application with the United States Patent and Trademark Office for our Penny Auction Solutions, Inc. logo, but have not yet been issued a registered trademark. We do not have any patents issued by the U.S. Patent and Trademark Office for our intellectual property, but may file for patent protection in the future. We also plan to file copyright applications with the United States Copyright Office for our websites. We do not own any copyrights registered with the U.S. Copyright office.

We cannot be sure that we will not infringe the intellectual property rights of others. We may be subject to legal proceedings and claims in the ordinary course of business and third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all), pay damages or curtail our product and service offerings. We may also need to redesign some of our products or services to avoid future infringement liability. Any of the foregoing could prevent us from competing effectively and could adversely affect our business.

Government Regulation

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the internet, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, there can be no assurance that similar laws will not be proposed and adopted in the future. In addition, applicability to the internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the internet and, as a result, do not contemplate or address the unique issues of the internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. There can be no assurance that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations and financial condition.

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Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also recently settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations and financial condition. In addition, because our services are planned to be accessible worldwide and to facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and failure by us to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

Property

Penny Auction currently leases office space at 330 A St, Ste. 156, San Diego, CA, 92101. The rental rate depends on our monthly usage of the facility and ranges up to $300 per month pursuant to a month-to-month lease.

Employees

As of the date of this registration statement, we have two employees, one of which is full time. As our business operations commence and progress, we expect to hire approximately twelve (12) to fifteen (15) full time employees. We also expect to utilize the services of several consultants on a regular basis to provide us with information technology, sales and marketing, and human resource support.

Legal Proceedings

None.

Item 1A. Risk Factors.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information contained in this prospectus, before you decide whether to purchase our common stock. If any of these actually occur, our business, financial condition or operating results could be adversely affected. The risks described below are not the only ones we face. Additional risks not currently known to us or that we currently do not deem material also may become important factors that may materially and adversely affect our business. The trading price of our common stock could decline due to any of these described or additional risks, and you could lose part or all of your investment.

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Risks Related to Our Business

We have no operating history, which could make it difficult to accurately evaluate our business and prospects.

We have not yet launched our first branded penny auction website. Although management has been engaged in developing the business for over two years, we cannot assure at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Management believes that our success will depend in large part on the development of technology, word of mouth promotion of our brand, and active marketing efforts, but we cannot guarantee such success.

We may be unable to continue as a going concern, in which case its securities will have little or no value.

Our independent auditor has noted in its report concerning our financial statements as of August 31, 2012 that we have net losses since inception, have an accumulated deficit and no revenues or cash on hand, which raises substantial doubt about our ability to continue as a going concern. As shown in the financial statements included in this report, we have net losses in 2012, and 2011, and have an accumulated deficit and no revenues and a small amount of cash on hand at August 31, 2012. These conditions raise substantial doubt as to our ability to continue as a going concern. It is possible that we will not achieve operating profits in the future.

We may not be able to cover our wholesale costs on each auction item and our financial results could suffer.

If an insufficient number of bids are placed on an item to cover our wholesale costs, we will lose money on that particular item. While we believe that on a macro level the overall amount of bid packs purchased by our members will exceed our losses at any given time, this may not be true on a micro level with respect to particular items. Accordingly, we cannot assure that our overall business will be profitable.

If we do not attract adequate traffic to our websites we will not generate enough revenue to become profitable.

A primary risk to our business model is a lack of adequate traffic to our penny auction websites to generate sufficient participation in our auctions. Although we have designed our marketing strategy to utilize the marketing techniques and tools our research has found will best drive traffic to our websites, we cannot guarantee that our marketing efforts will be successful in attracting customers to our websites or that we will attract a sufficient number of customers to our websites so that we will generate enough revenue to become profitable.

If our systems fail or are interrupted, our business and business reputation could be permanently harmed.

We may experience system failures from time to time, and any interruption in the availability of our penny auction websites could reduce revenues and profits, harm future revenues and profits, and subject us to regulatory scrutiny. Any unscheduled interruption of access to our penny auction websites could result in an immediate, and possibly substantial, loss of revenues. Frequent or persistent interruptions in access to our penny auction websites could cause users or potential users to believe that our systems are unreliable, leading them to switch to competitors or to avoid our penny auction websites, and could permanently harm our reputation.

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Although we expect that our systems will be designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences, they will remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, and similar events. We do not expect that our websites will be fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our systems will also be subject to break-ins, sabotage, and intentional acts of vandalism. Despite any precautions we may take, the occurrence of a natural disaster, a decision by any third-party hosting providers to close a facility we use without adequate notice for financial or other reasons, or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. We do plan to carry business interruption insurance to compensate us for losses that may result from interruptions in our service as a result of system failures.

Our penny auction websites will be subject to online security risks which could harm our business.

To succeed, website communities must provide a secure transmission of confidential information over public networks. Our security measures may not detect or prevent security breaches that could harm our business. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect user data. In addition, any party who is able to illicitly obtain a user’s password could access the user’s user data. An increasing number of websites have reported breaches of their security. Any compromise of our security could harm our reputation and, therefore, our business. In addition, a party that is able to circumvent our security measures could misappropriate proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business.

Our servers could also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could make all or portions of our penny auction websites unavailable for periods of time. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches could damage our reputation and expose it to a risk of loss or litigation and possible liability. We anticipate that our planned insurance policies will carry low coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

We risk potential claims as a result of the dissemination of information on our planned penny auction websites.

The law relating to the liability of online services companies for information carried on or disseminated through their services is currently unsettled. Claims could be made against online services companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. In addition, domestic and foreign legislation has been proposed that would prohibit or impose liability for the transmission over the Internet of certain types of information. Our penny auction websites could include information from our website members regarding other members, other individuals, or products offered on our websites. Although all such information will be generated by our website members and not by us, claims of defamation or other injury could be made in the future against us for content posted by our website members. Several recent court decisions have narrowed the scope of the immunity provided to Internet service providers like us under the Communications Decency Act. This trend, if continued, may increase our potential liability to third parties for the user-provided content on our penny auction websites. Our liability for such claims may be higher in jurisdictions outside the United States where laws governing Internet transactions are unsettled. If we become liable for information provided by our website members and carried on to our penny auction websites in any jurisdiction in which we operate, we could be directly harmed and may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain service offerings, which would negatively affect our financial results. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business.

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If website members are diverted from our penny auction websites, our financial results could suffer.

Anything that diverts users from usage of our penny auction websites could adversely affect our business. We would therefore be adversely affected by geopolitical events such as war, the threat of war, or terrorist activity, and natural disasters, such as hurricanes or earthquakes. Similarly, our results of operations may be seasonal because many of our website members may reduce their activities on our penny auction websites with the onset of good weather during the summer months, and on and around national holidays. In addition, increased usage of other types of bidding auction websites may decrease the amount of time users spend on our penny auction websites, which could adversely affect our financial results.

If the Internet experiences problems, our business could incur financial losses.

The success of our business will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our penny auction websites.

We may not be able to successfully compete against companies with substantially greater resources.

The online auction industry is extremely competitive. Our principal competitors include other penny auction websites, including but not limited to Quibids.com, Bidcactus.com, Dealdash.com, and Beezid.com, and traditional online auction websites such as eBay. These competitors have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial and marketing resources than Penny Auction. We believe that the principal factors affecting competition in this proposed market include name recognition, our ability to offer desirable auction items, and our ability to receive referrals based on member confidence in our penny auction websites. Our ability to compete successfully in the industry will depend in large part upon our ability to market our penny auction websites and to respond effectively to changing consumer preferences and demand. We cannot assure that Penny Auction will be able to compete successfully in the online auction industry, or that future competition will not have a material adverse effect on our business, operating results, and financial condition.

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We may from time to time be subject to disputes with customers and vendors relating to amounts invoiced for products and services provided which we may not be able to resolve in our favor.

It is not unusual in our industry to occasionally have disagreements with vendors and customers relating to amounts billed for and quality of products acquired from vendors and sold to customers. To the extent we are unable to favorably resolve these disputes, our revenues, profitability or cash may be adversely affected.

Our ability to protect our intellectual property is uncertain.

We will rely on know-how and trade secrets to establish and thereafter to maintain our competitive position. Confidentiality agreements or other agreements with our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our proprietary technology, know-how, trade secrets, or other proprietary information in the event of misappropriation, unauthorized use or disclosure or other breaches of the agreements, or, even if such agreements are legally enforceable, we may not have adequate remedies for breaches of such agreements. The failure of our agreements to protect our proprietary technology could result in significantly lower revenues, reduced profit margins or loss of market share.

The market for our penny auction websites depends to some extent upon the goodwill associated with our trademarks and service marks. We plan to obtain our own, or license to use, the material trademarks, service marks and trade names we plan to use in connection with the marketing and performance of our penny auction websites. Therefore, trademark protection is important to our business. Although we plan to register our trademarks and service marks in the United States, we may not be successful in asserting trademark protection. In addition, the laws of certain foreign countries may not protect our planned trademarks or service marks to the same extent as the laws of the United States. The loss or infringement of our planned trademarks or service marks could impair the goodwill associated with our brands, harm our reputation and have a material adverse effect on our financial results.

We expect to incur losses for the near future.

We project that we will incur development and administrative expenses and operate at a loss for up to the next nine to twelve months unless we are able to generate substantial revenues from our penny auction websites. We cannot be certain whether or when we will be able to achieve profitability because of the significant uncertainties with respect to our business.

We may incur significant costs to be a public company to ensure compliance with U.S. corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate at least $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for financial printing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We may not be able to cover these costs from our operations and may need to raise or borrow additional funds. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

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Because our management does not have prior experience in running a public company, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in running a public company, including the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely

Because our officers have limited formal training or experience in financial accounting and management, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our officers have limited formal training or experience in financial accounting and management, however, they responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Michael Holt, our principal financial officer has some formal training in financial accounting matters and limited previous experience with U.S. companies or U.S. Generally Accepted Accounting Principles, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls. Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly. As a result, investors will be misled about our financial condition and the quality of our operations. This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. Given our early stage of operation, we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market and perform our services. The loss of one or more of our key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business.

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Our executive officers’ participation in other entities could create conflicts of interest.

Our executive officers have participated in and may continue to participate in other entities which engage in activities similar to those of Penny Auction. Management may from time to time form new entities and engage in other businesses in the future. Other businesses owned and operated by our executive officers or their affiliates, including but not limited to E-Commerce Concepts, Inc., a Nevada corporation, and Ecommerce Integration Technologies, Inc., a Nevada corporation, do not plan to be in direct competition with us in our penny auction business. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Potential Affiliated Businesses.” Although our executive officers believe they will have the resources necessary to fulfill their obligations to all entities for which they are responsible and will fulfill their fiduciary duties to us, their inability to fulfill their obligations to us could have a material adverse effect on our business.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of Penny Auction. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Directors and officers have limited liability.

As permitted by the Nevada General Corporation Law, our certificate of incorporation and by-laws limit the personal liability of our directors and officers for monetary damages for breach of fiduciary duty as a director or officer, but such provision does not eliminate or limit the liability of a director or officer in certain circumstances, such as for: (i) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Nevada General Corporate Law; or (iv) for any transaction from which the director derived an improper personal benefit. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

We only have one independent director.

Currently, the only members of the board of directors are Corey Park, Micheal Holt, Daniele Eastwood, and David Wiggins. Only David Wiggins is considered an “independent director,” as defined under Financial Industry Regulatory Authority, Inc. listing standards and Nasdaq Marketplace Rules. Aside from our audit committee, of which David Wiggins is the sole member, we do not have any committees of the board of directors. Therefore, all decisions of the board of directors, except those made by our audit committee, will be made by a majority of persons who are not considered independent directors.

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Risks Related to our $10,000,000 Equity Line of Credit with Kodiak Capital

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Kodiak Capital Investment Agreement.

The sale of our common stock to Kodiak Capital Group LLC in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Kodiak Capital Group LLC in order to drawdown on the facility. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Kodiak Investment Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Kodiak Investment Agreements, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the equity line will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the equity line is exercised.

Dilution based upon equity drawdown being accessed by Kodiak Capital and the stock price discounted to Kodiak Capital’s purchase price of 90% of the lowest closing best bid price during the pricing period. The examples below illustrate dilution based upon the last sale price for our common stock of $0.10 and other increased/decreased prices:

$10,000,000 Drawdown

Stock Price (Kodiak Purchase Price)	Shares Issued	Percentage of Outstanding Shares (1)
$0.125 ($0.1125) +25%	88,888,888	45.91%
$0.10 ($0.09)	111,111,111	51.47%
$0.075 ($0.0675) -25%	148,148,148	58.58%
$0.05 ($0.045) -50%	222,222,222	67.96%
$0.025 ($0.0225) -75%	444,444,444	80.93%

(1)	Based on 104,747,000 shares outstanding.

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Kodiak Capital Group LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Kodiak Investment Agreements will be purchased at a ten percent (10%) discount or 90% of the lowest daily closing best bid price during the five trading days immediately following our notice to Kodiak Capital Group LLC of our election to exercise our "put" right.

Kodiak Capital Group LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Kodiak Capital Group LLC sells our shares, the price of our common stock may decrease. If our stock price decreases, Kodiak may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreements may cause the price of our common stock to decline.

Kodiak Capital Group LLC has entered into similar agreements with other public companies and may not have sufficient capital to meet our drawdown requests.

Kodiak Capital Group LLC has entered into similar financing agreements with other public companies, and some of those companies have all filed registration statements with the intent of registering shares to be sold to Kodiak pursuant to drawdown arrangements. We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each put request would be, if floors will be used to restrict the amount of shares sold, or if the equity line will ultimately be cancelled or expire before the entire amount of shares are put to Kodiak. Since we do not have any control over the requests of these other companies, if Kodiak Capital Group LLC receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

Risks Related to Our Common Stock

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

Although our common stock was recently cleared by FINRA for quotation on the OTC Link under the symbol PAUC, there has not been any public trading of our common stock and there can be no assurance that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, no operating history, and lack of revenues, which could lead to wide fluctuations in our share price; the price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that the share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in the share price may be attributable to a number of factors. First, the shares of common stock are likely to be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by stockholders may disproportionately influence the price of those shares in either direction. The price for the shares could, for example, decline precipitously in the event that a large number of shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

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Secondly, Penny Auction is a speculative or “risky” investment due to our lack of an operating history and lack of profits to date, and uncertainty of future market acceptance for our penny auction websites. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in the shares is minimal or non-existent, as compared to a mature issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for Penny Auction common stock will not develop or be sustained.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of Penny Auction common stock: actual or anticipated variations in quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of the common stock, regardless of operating performance. Penny Auction cannot make any predictions or projections as to what the prevailing market price for the common stock will be at any time, including as to whether the common stock will sustain its price or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Shares eligible for future sale by current stockholders may adversely affect the common stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued under Rule 144 of the Securities Act or otherwise could adversely affect the prevailing market price of Penny Auction’s common stock and could impair our ability to raise capital at that time through the sale of our securities.

Our issuance of common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights, and could have a negative impact on the market price of our common stock.

Our board of directors may issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as the board of directors may deem relevant at that time. It is likely that we will issue securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

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We will need to raise additional capital; if we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

To secure additional needed financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding common stock. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. In addition, if we raise additional funds by issuing equity securities, the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of its common stock (i.e. such as preferred stock). If Penny Auction raises additional funds by issuing debt securities which would not require the consent of our shareholders, the holders of these debt securities may have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

Should our common stock become quoted on the OTC Bulletin Board, if we fail to remain current in our reporting obligations, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies quoted on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Penny Auction’s common stock is subject to the “Penny Stock” rules of the Securities and Exchange Commission and may be difficult to sell.

Our shares of common stock are “penny stocks” because they are not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Penny Auction’s management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

Management has and may continue to have voting control of Penny Auction.

Based on shares outstanding at June 30, 2013, our officers and directors beneficially own approximately 85%of our outstanding voting stock. Therefore, management may effectively be able to control us and the election of directors and the results of other matters submitted to a vote of the stockholders. Such concentration of voting control could also have the effect of delaying, deterring or preventing a change in control of Penny Auction that might otherwise be beneficial to stockholders. This concentration of ownership may harm the market price of our common stock by, among other things:

•	delaying, deferring or preventing a change in control of our company;
•	impeding a merger, consolidation, takeover or other business combination involving our company; or
•	causing us to enter into transactions or agreements that are not in the best interests of all stockholders.

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We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Item 2. Financial Information.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the consolidated financial statements and notes. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions, which could cause actual results to differ materially from Management's expectations. Factors that could cause differences include, but are not limited to, continued reliance on external sources on financing, development risks for new products and services, commercialization delays and customer acceptance risks when introducing new products and services, fluctuations in market demand, pricing for raw materials as well as general conditions of the energy and oilfield marketplace.

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” beginning on page 11 and elsewhere in this prospectus.

Overview

We are a development stage online pay-to-bid penny auction company. We were formed as a Nevada corporation on August 25, 2010. We consummated the purchase of our first penny auction website, Nail Bidder, Inc. (www.nailbidder.com) in March 2012.

Our executive offices are located at 330 A St., Ste. 156, San Diego, CA 92101 and our telephone number is (866) 275-5260. Our Internet address is www.pennyauctionsolutions.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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Plan of Operations

Within the next 12 months, we intend to accomplish the following goals: (1) begin hosting live auctions in several countries via our planned penny auction websites, (2) update our corporate website, (3) hire additional employees to manage our business growth, (4) secure contracts with key strategic business partners to help us manage our information technology, sales and marketing, and human resource needs, and promote our planned brand, and (5) increase the valuation of our company.

Management believes that by using the proper marketing strategies it is possible to attract customers to penny auction websites at a rapid rate. We are currently in the process of engaging one or more public relation firms to assist us with developing long-term marketing strategies based on our online business model. We have also built relationships with several individuals who have experience in our industry. We plan to hire some of these individuals as consultants in order to gain insight from their experiences.

Penny Auction is focused on developing successful marketing campaigns to attract and retain customers, including several “membership based” reward systems which management believes will assist with long-term, sustained growth and profitability.

Management believes that Penny Auction has a focused strategy, experienced management team, and a successful business concept. Additional investment capital is required in order to implement our business model and grow the business to an international level.

Results of Operations for the Six Months Ended February 28, 2013 and February 29, 2012

Revenue. We had revenues of $30 in the six months ended February 28, 2013 related to our recently acquired Nail Bidder website as compared to no revenues for the six months ended February 29, 2012 as we did not have any penny auction websites operating during such period.

Operating Expenses. Operating expenses for the six months period ended February 28, 2013 decreased to $32,285 from $51,119 for the six months ended February 29, 2012. The decrease was primarily attributable to a decrease in professional fees for the six month period ended February 28, 2013 as compared to the comparable period in 2012. We incurred significant expenses during the comparable period in 2012 related to the Nail Bidder acquisition.

Other Expenses. Other expenses for the six months ended February 28, 2013 increased to $6,464 from $4,520 for the comparable period in 2012. The increase is primarily attributable to an increase in interest expense for the six month period ended February 28, 2013 as compared to the comparable period in 2012.

Net Loss. Net loss for the six months ended February 28, 2013 decreased to $38,719 from $55,639 for the comparable period in 2012. The decrease is primarily attributable to a decrease in professional fees during the six months ended February 28, 2013 as compared to the comparable period in 2012.

Results of Operations for the Years Ended August 31, 2012 and 2011

Revenue. We had revenues of $782 in the year ended August 31, 2012 related to our recently acquired Nail Bidder website as compared to no revenues for the year ended August 31, 2011 as we did not have any penny auction websites operating during such period.

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Operating Expenses. Operating expenses for the year ended August 31, 2012 decreased to $177,434 from $637,797 for the year ended August 31, 2011. The year ended August 31, 2011 was our first full year of operations and we incurred significant expenses in establishing our company. Our operating expense in the year ended August 31, 2012 consisted of $11,643 in general and administrative expenses, $116,755 in professional fees and $49,036 in goodwill impairment. Our operating expenses in the year ended August 31, 2011 consisted of $320,479 in general and administrative expenses, $276,068 in professional fees and $41,250 in goodwill impairment.

Other Expenses. Other expenses for the year ended August 31, 2012 decreased to $10,147 from $656,425 for the comparable period in 2011. The decrease is primarily attributable to decreased financing costs in the year ended August 31, 2012. We incurred $647,000 in financing costs in 2011, $500,000 of which relates to the commitment fee paid to Kodiak Capital in connection with the equity line of credit facility and we also incurred interest expense of $9,425 in the year ended August 31, 2011 We incurred interest expense of $9,647 and financing costs of $500 in the year ended August 31, 2012.

Net Loss. Net loss for the year ended August 31, 2012 decreased to $186,799 from $1,294,222 for the year ended August 31, 2011. We incurred significant costs and expenses in establishing our company during the first full year of operations in 2011, which expenses were not incurred during 2012.

Liquidity and Capital Resources

We have financed our operations, acquisitions and capital requirements through debt financing, loans from officers, and issuance of equity securities. We had cash of $103 and a working capital deficit of $336,211 as of February 28, 2013 as compared to cash of $4,500 and a working capital deficit of $800,594 as of August 31, 2012.

Net cash used in operating activities for the six months ended February 28, 2013 was $28,356, primarily from our net loss of $38,719 and an increase of $338 in prepared expenses, which was offset by $2,000 of shares issued for services, $1,102 of imputed interest on related party debt and increases of $2,237, $1,784 and $3,578 in accounts payable, accrued interest (related parties) and accrued interest, respectively. Net cash used in operating activities for the six months ended February 29, 2012 was $23,524, primarily from our net loss of $55,639 which was offset by $2,000 of shares issued for services and increases of $26,095, $982 and $3,038 in accounts payable, accrued interest (related parties) and accrued interest, respectively.

Net cash used in operating activities for the year ended August 31, 2012 was $52,686, primarily from our net loss of $186,799, which was offset by $2,000 of shares issued for services, $49,036 of impairment of intangible assets acquired, $731 of imputed interest on non-interest bearing related party debt and increases of $73,430, $2,730 and $6,186 in accounts payable, accrued interest (related parties) and accrued interest, respectively. Net cash used in operating activities for the year ended August 31, 2011 was $87,547, primarily from our net loss of $1,294,222 which was offset by $357,350 of shares issued for services, $200,000 of shares issued to officer for services, $500,000 in commitment fees for the Kodiak equity line financing, 41,250 of shares issued for acquisitions, a decrease of $3,500 in prepared expenses and increases of $95,150, $858 and $8,567 in accounts payable, accrued interest (related parties) and accrued interest, respectively.

Our net cash provided by financing activities was $23,959 in the six months ended February 28, 2013 as compared to $23,613 in the six months ended February 29, 2012. During the six months ended February 28, 2013, we received proceeds of $1,199 as a loan from officer and $23,393 in proceeds from the sale of promissory notes, which amounts were offset by $553 in repayments on notes payable and $80 in repayments of officer loan. For the six months ended February 29, 2012, we received $19,913 as a loan from officer and $3,700 from the issuance of a promissory note.

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Net cash provided by financing activities was $56,813 for the year ended August 31, 2012 as compared to $87,474 for the year ended August 31, 2011. For the year ended August 31, 2012, we received $14,000 from the sale of stock, $33,913 in loans from officer and $11,400 from the issuance of promissory notes, which amounts were offset by $2,090 in repayments of officer loans and $410 in repayments on notes payable. During the year ended August 31, 2011, we received $54,000 in proceeds from sales of common stock, $30,198 in loans from an officer and $30,000 from the issuance of notes payable, which was offset by $26,724 in payments on loans from officer.

The net decrease in cash for the six months ended February 28, 2013 was $4,397 as compared to a net increase in cash of $89 for the six months ended February 29, 2012.

The net increase in cash for the twelve months ended August 31, 2012 was $4,473 as compared to a net decrease in cash of $73 for the period from inception to August 31, 2011.

We will have additional capital requirements during 2013. We do not expect to be able to satisfy our cash requirements through online auction sales, and therefore we will attempt to raise additional capital through the sale of our common stock.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

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Revenue Recognition

Penny Auction recognizes service revenues using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

At the inception of a customer contract for service, we make an assessment as to that customer’s ability to pay for the products purchased. If we subsequently determine that collection from the customer is not reasonably assured, we record an allowance for doubtful accounts and bad debt expense for all of that customer’s unpaid invoices and ceases recognizing revenue for continued services provided until cash is received.

From time to time, we may enter into contracts to sell services to unrelated companies at or about the same time we enter into contracts to purchase products or services from the same companies. If we conclude that these contracts were negotiated concurrently, we expect to record as revenue only the net cash received from the vendor.

We may from time to time resell licenses or services of third parties. Revenue for these transactions would be recorded when we have risk of loss related to the amounts purchased from the third party and we add value to the license or service, such as by providing maintenance or support for such license or service. If these conditions are present, we recognize revenue when all other revenue recognition criteria are satisfied.

Stock Based Compensation Expense

The Company adopted FASB guidance on stock based compensation upon inception on August 25, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from August 25, 2010 (Inception) through November 30, 2010.

FASB ASC 718-10-30-2 requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted is calculated using the simplified method. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Penny Auction has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

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FASB ASC 718-10-30-2 requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Penny Auction will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. Penny Auction recognizes expense using the straight-line attribution method.

Item 3. Properties.

Penny Auction currently leases office space at 330 A St, Ste. 156, San Diego, CA, 92101. The rental rate depends on our monthly usage of the facility and ranges up to $300 per month pursuant to a month-to-month lease.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information as of June 30, 2013 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of June 30, 2013 we had 104,747,000 shares of common stock outstanding.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this Registration Statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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	Number of
	Shares
	Beneficially	Percentage
Name And Address (1)	Owned	Owned (2)
Corey Park	80,000,000	76.37%
Michael Holt	5,000,000	4.77
Daniele Eastwood	4,000,000	3.82
David Wiggins	60,000	*
All directors and officers as a group (4 persons)	89,060,000	85.02%

*Less than 1%.

(1)	Unless otherwise noted, the address is 330 A St., Ste 156, San Diego, CA 92101.
(2)	Based on 104,747,000 shares issued and outstanding

Item 5. Directors and Executive Officers.

Executive Officers and Directors

The following table provides information concerning each officer and director of Penny Auction. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Name	Age	Position
Corey Park	41	Chairman
Michael Holt	48	Director, President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer
Daniele Eastwood	32	Director and Corporate Secretary
David Wiggins(1)	46	Director

(1)	Member of audit committee.

Corey Park has been our director since August 25, 2010. From August 2010 to September 2011, Mr. Park served as our chief executive officer, president, and chief financial officer. Mr. Park has also been the chief executive officer, president, chief financial officer, and chairman of Ecommerce Integration Technologies, Inc., a Nevada corporation and our affiliate, and E-Commerce Concepts, Inc, a Nevada corporation and our affiliate, since their inceptions in December 2010. Mr. Park has been a successful entrepreneur for 16 years. Since July 2010, he has been the president of Advanced Real Estate Consulting, Inc., an online real estate consulting company located in Las Vegas, Nevada that has generated more than $50,000 per month in revenue. Since May 2010, he has been the managing member of Park Avenue Capital Partners, Inc., a consulting company located in Coral Springs, Florida. Since March 2009, Mr. Park has been the president of Emerging Growth Funding L.L.C., a consulting company located in Miramar, Florida. Since October 2008, he has been the managing member of Auctionmentoring.com U.S.A. L.L.C., an auction consulting company. From October 2009 to July 2010, Mr. Park was the managing member of The Auction Coach, L.L.C., an auction consulting company located in Las Vegas, Nevada. From March 2008 to October 2009, he was the managing member of Auctionmentoring.com L.L.C., an auction consulting company. From May 2007 to March 2008, he was the president of Park Place Realty, L.L.C., a real estate brokerage firm located in Apopka, Florida. From January 1999 to May 2007, Mr. Park was the president and founder of Helping Hand Educational Services, L.L.C., a national educational software marketing business located in Miramar, Florida which became one of the top distributors of curriculum-based software in the nation during his tenure and prior to his sale of the company.

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Michael Holt has been a director and our Chief Operating Officer since August 25, 2010. Mr. Holt assumed the duties of President, Chief Executive Officer and Chief Financial Officer in September 2011. Mr. Holt has also been the chief operating officer and a director of Ecommerce Integration Technologies, Inc., a Nevada corporation and our affiliate, since its inception in December 2010. Mr. Holt has extensive experience in startup operations, including 25 years of operations management experience with an emphasis in sales and marketing initiatives for small to mid-size firms. Since July 2008, he has owned and operated Champion Real Estate Investment, LLC, a real estate auction and investment company located in San Diego, California. In June 2004, Mr. Holt founded and, from June 2004 to July 2008, Mr. Holt was the chief executive officer and president of Holt Financial Group, a financial planning services firm, Holt Financial and Insurance Services, Inc., an insurance agency and financial planning services firm, and Seminar ProSystem, Inc., an event planning company for professional speakers located in San Diego, California. Prior to founding Holt Financial Group, Holt Financial and Insurance Services, Inc. and Seminar ProSystem, Inc., for over 18 years Mr. Holt worked in management positions at several fortune 1000 companies, including General Electric where he was a corporate business analyst, cost accountant, and systems director, Management Insight where he was a project leader, chief operating officer, and acting chief executive officer, Systems and Computer Technology where he was a senior business analyst, manager, and director of Western operations, and Harcourt Trade Publishers where he was the director of information management.

Daniele Eastwood has been our corporate secretary and director since August 26, 2010. Ms. Eastwood has also been the corporate secretary and a director of Ecommerce Integration Technologies, Inc., a Nevada corporation and our affiliate, since its inception in December 2010. Since July 2010, Ms. Eastwood has been the treasurer of Advanced Real Estate Consulting, Inc., an online real estate consulting company located in Las Vegas, Nevada. From October 2008 to July 2010, she was a director of business development and acting directing secretary of Auctionmentoring.com U.S.A. L.L.C., an auction consulting company. From February 2004 to October 2008, Ms. Eastwood was a sales executive with Consolidated Resorts, Inc, a timeshare company located in Las Vegas, Nevada.

David Wiggins has been a director since December 2010. Mr. Wiggins was born in Minnesota and raised in Arizona and Southern California. After working in marketing and sales for Coca Cola enterprises for over eight years, Mr. Wiggins moved into the entertainment business joining TM Productions in 1994. Since that time Mr. Wiggins has become a part owner and Vice President of TM Productions. In 2007, Mr. Wiggins co-founded MND Events to produce and promote club/bar events. MND Events is working with the state of Hawaii to bring Paradise Festival to the islands in May 2011 as a yearly event celebrating music and what the local island has to offer. Mr. Wiggins is also a partner in Neighbors Entertainment, a commercial and independent film production company he co-founded in 1989 that controls the many film, stage, and book rights of the George Axelrod estate. In 1999, Mr. Wiggins was a producer on the independent film Em & Me which has won numerous awards on the film festival circuit both in the United States and abroad. In 2005, Mr. Wiggins also served as executive producer on the hit independent film My Big Fat Independent Movie.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board of Directors

Our board of directors currently consists of four directors. Our Board of Directors has determined that Mr. Wiggins is “independent” as defined under the standards set forth in Section 121A of the American Stock Exchange Company Guide. In making this determination, the Board of Directors considered all transactions set forth under “Certain Relationships and Related Transactions” below. Our independent director, Mr. David Wiggins, is the sole member and chairman of our audit committee. We have determined that Mr. Wiggins is an “audit committee financial expert” as such term is defined under Section 407(d)(5)(ii) of Regulation S-K. Mr, Wiggins has owned and operated several companies and has experience actively supervising audits and the auditors performing audits. We plan to appoint additional independent directors to our board of directors in the future.

We considered Mr. Park’s experience in founding prior companies as well as his experience with other auction companies as important factors in concluding that he was qualified to serve as one of our directors. Regarding Mr. Holt, we considered his prior experience with start-up companies as well as his management positions with Fortune 1000 companies as important factors in concluding that he was qualified to serve as one of our directors. Regarding Ms. Eastwood, we considered her prior experience with an auction company as well as her current position as a director of a private company as important factors in determining that she was qualified to serve as one of our directors. Regarding Mr. Wiggins, we considered his experience in founding prior companies and his experience as a partner is a film company as important factors in concluding that he was qualified to serve as one of our directors.

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Outside directors are entitled to receive $2,500 for each meeting attended in-person.

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Committees of the Board of Directors

Our board of directors currently has a standing audit committee. We plan to establish a compensation committee and a nominating and governance committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by the majority of independent directors. The following is a brief description of our committees and contemplated committees.

Audit Committee

David Wiggins is the sole member of our audit committee. Mr. Wiggins is considered to be independent as defined under the standards set forth in Section 121A of the American Stock Exchange Company Guide. The board of directors has adopted a written charter of the audit committee. The audit committee is authorized by the board of directors to review, with our independent accountants, the annual financial statements of Penny Auction prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The audit committee will make annual recommendations to the board for the appointment of independent public accountants for the ensuing year. The audit committee will also review the effectiveness of the financial and accounting functions and the organization, operations and management of Penny Auction. The audit committee was formed in October 2010. The audit committee held one meeting during the calendar year ending August 31, 2011, and one meeting for the year ending August 31, 2012.

Pursuant to the audit committee charter, the functions of our audit committee include:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	engaging and pre-approving audit and non-audit services to be rendered by our independent auditors;
•	recommending to our board of directors the engagement of our independent auditors and oversight of the work of our independent auditors;
•	reviewing our financial statements and periodic reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
•	administering and discussing with management and our independent auditors our code of ethics; and
•	reviewing and approving all related-party transactions in accordance with applicable listing exchange rules.

Compensation Committee

We plan to establish a compensation committee. The functions of our compensation committee will include:

•	reviewing and, as it deems appropriate, recommending to our board of directors, policies, practices and procedures relating to the compensation of our directors and executive officers and the establishment and administration of certain of our employee benefit plans;
•	exercising authority under certain of our employee benefit plans; and
•	reviewing and approving executive officer and director indemnification and insurance matters.

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Corporate Governance and Nominating Committee

We plan to establish a corporate governance and nominating committee. The functions of our corporate governance and nominating committee will include:

•	developing and recommending to our board of directors our corporate governance guidelines;
•	overseeing the evaluation of our board of directors;
•	identifying qualified candidates to become members of our board of directors;
•	selecting nominees for election of directors at the next annual meeting of shareholders (or special meeting of shareholders at which directors are to be elected); and
•	selecting candidates to fill vacancies on our board of directors.

Compensation Committee Interlocks and Insider Participation

Once established, no member of our compensation committee will serve as a member of the board of directors or the compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Code of Conduct

Penny Auction has adopted a code of conduct that applies to all of our directors, officers and employees. The text of the code of conduct has been posted on Penny Auction’s internet website and can be viewed at http://www.pennyauctionsolutions.com/code-of-ethics.html.. Any waiver of the provisions of the Code of Conduct for executive officers and directors may be made only by the audit committee and, in the case of a waiver for members of the audit committee, by the board of directors. Any such waivers will be promptly disclosed to Penny Auction’s shareholders.

Limitation of Liability and Indemnification of Officers and Directors

Under Nevada General Corporation Law and Penny Auction’s Articles of Incorporation, Penny Auction’s directors will have no personal liability to Penny Auction’s stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

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The effect of this provision in Penny Auction’s Articles of Incorporation is to eliminate the rights of Penny Auction’s stockholders (through stockholder’s derivative suits on behalf of Penny Auction) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of Penny Auction or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, Penny Auction’s Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Penny Auction’s bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

Furthermore, we will enter into agreements to indemnify Penny Auction’s directors and officers, in addition to the indemnification provided for in Penny Auction’s bylaws. These agreements, among other things, will indemnify Penny Auction’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Penny Auction, arising out of such person’s services as a director or officer of Penny Auction, any subsidiary of Penny Auction or any other company or enterprise to which the person provides services at the request of Penny Auction. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Penny Auction pursuant to the foregoing provisions, Penny Auction has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our Audit Committee has issued the following report:

Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to us is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our registration statement on Form 10for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or fairness of the audited financial statements.

David Wiggins

AUDIT COMMITTEE

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Communications with the Board of Directors

Stockholders can send communications to the Board of Directors by sending a certified or registered letter to the Chairman of the Board, care of the Secretary, at our main business address set forth above. Communications that are threatening, illegal, or similarly inappropriate, and advertisements, solicitations for periodical or other subscriptions, and other similar communications will generally not be forwarded to the Chairman.

Item 6. Executive Compensation.

The following table sets forth information concerning the compensation we have paid to the named executive officers for all services rendered in all capacities, during the years ended August 31, 2012 and 2011.

Summary Compensation Table

Name and Position	Year	Salary	Bonus	Stock Awards ($)		Option Awards ($)	All Other Compensation	Total ($)
Michael Holt	2012	$–	$–	$–		$–	$–	$–
President and Chief Executive Officer (since September, 2011) and Chief Operating Officer	2011	$–	$–	$–		$–	$–	$–

Corey Park	2012	$–	$–	$–		$–	$–	$–
President Chief Executive Officer and Chief Financial Officer (until September 2011)	2011	$–	$–	$–		$–	$–	$–

Daniele Eastwood	2012	$–	$–	$–		$–	$–	$–
Secretary	2011	$–	$–	$200,000	(1)	$–	$–	$200,000

(1)	On or about January 10. 2011, we issued 4,000,000 shares of our common stock to Ms. Eastwood, valued at $200,000, in consideration for services rendered by her to us.

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Outstanding Equity Awards at Fiscal Year End

None of our executive officers have received any stock options or unvested stock awards during the years ended August 31, 2012 and 2011.

Employment Agreements

Penny Auction has not entered into any employment agreements with its executive officers to date, and does not intend to enter into employment agreements with them at this time. Penny Auction may enter into employment agreements with them in the future.

Employee Benefit Plans

In the future, we may establish a management stock option plan pursuant to which stock options may be authorized and granted to our executive officers, directors, employees and key consultants. Stock options or a significant equity ownership position in Penny Auction may be utilized by us in the future to attract one or more new key senior executives to help facilitate our growth.

Director Compensation

Compensation of Directors

The following table sets forth the compensation paid to each director (other than compensation set forth under Executive Compensation) for services rendered during the fiscal year ended August 31, 2012.

Fees Earned or
	Paid in	Stock	Option	All Other
Name	Cash	Awards ($)	Awards ($)	Compensation	Total ($)
David Wiggins	$–	$–	$–	$–	$–

All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board of Directors meetings and for promoting our business. Our independent director David Wiggins received 50,000 shares of our common stock for director fees for his services in the fiscal year ended 2011. These shares were valued at $2,500.

From time to time we may engage certain members of the Board of Directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties. Other than as set forth above, we did not engage any members of the Board of Directors to perform services our behalf in fiscal year 2011 or 2012.

Code of Ethics

We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 330 A St., Ste. 156, San Diego, CA 92101.

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Item 7. Certain Relationships and Related Transactions, and Director Independence.

Loans from Affiliate

From time to time since inception, The Auction Coach.Com, LLC, a single member limited liability company owned by our Chief Executive Officer and majority shareholder, Corey Park, made loans to us. These loans are evidenced by an 8% demand promissory note. As of the date of this registration statement, the aggregate principal and interest outstanding under these notes is $35,356 and $4,529, respectively. As of the date of this registration statement, we have made $19,074 in repayments under these loans.

From time to time since inception, our Chief Executive Officer, Mike Holt, made loans to us. These loans are evidenced by an 8% demand promissory note. As of the date of this registration statement, the aggregate principal and interest outstanding under these notes is $10,565 and $1,769, respectively. As of the date of this registration statement, we have made $2,140 in repayments under these loans.

Shares Issuances to Officers and Directors

On or about August 25, 2010, we issued 80,000,000 shares of our common stock to Mr. Corey Park, our chief executive officer, 5,000,000 shares of our common stock to Michael Holt, our chief operating officer, and 5,000,000 shares of our common stock to Lanny Park, a founder of Penny Auction and the brother of our chief executive officer, as founder’s shares in consideration of their services in development of our business plan. These issuances were made pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Due to Mr. Park’s control of the Company (via his 76% ownership of our outstanding common stock), he may be deemed our parent.

In January 2011, we issued 4,000,000 shares of our common stock to Ms. Daniele Eastwood, our corporate secretary and a director of Penny Auction in consideration for services rendered by her to us as an officer and director, and a total of 4,065,000 shares of our common stock to six consultants for services rendered. These issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Potential Affiliated Business

The executive officers of Penny Auction have additional projects under development and may participate in other entities which engage in activities involving e-commerce and auctions on the internet, although their business models will differ from Penny Auction. In particular, in December 2010, our Chief Executive Officer formed E-Commerce Concepts, Inc., a Nevada corporation which plans to test and possibly implement traditional product-focused and advertising-based e-commerce business models that would include online auctions, including but not limited to penny auctions and other types of auctions, as one component in its overall business model. Although these concepts are currently just unconstructed ideas that have not been tested, in time with proper development and execution, they could be commercially applied to give e-commerce websites and their retail partners a competitive advantage by enhancing their ability to attract and retain customers, and sell products. E-Commerce Concepts, Inc. has a patent application pending that covers the distinct business model developed by it. We have no ownership interest in this business model.

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One of the ideas within the overall concept would involve joining online retail sites together by linking their merchandise to a penny auction website. It is envisioned as a shopping-entertainment-auction mall where auctions would be hosted on behalf of retail partners. Each retailer would be able to occupy space (i.e. like a store front) in the penny auction mall and benefit from the auction model by having some of its merchandise added to the live auctions. In December 2010, our Chief Executive Officer formed Ecommerce Integration Technologies, Inc., a Nevada corporation, which plans to license the this concept from E-Commerce Concepts, Inc. and engage in the business of creating a virtual online mall consisting of retail merchant conducted penny auctions by linking several online merchants together on its website.

The e-commerce and online advertising and auction business models developed by E-Commerce Concepts, Inc. and its affiliates are distinct business concepts owned by them. Those business models are unlike the business plan of Penny Auction, which envisions an online auction website having as its sole focus the conversion of visitors to bidders in penny auctions, where the revenue model is driven by the sale of bid rights rather than the sale of products in e-commerce. Shareholders of Penny Auction will have no interest in E-Commerce Concepts, Inc. or its proprietary rights, or other businesses that may be owned and operated by our executive officers. If any of the concepts is licensed to Penny Auction in the future, of which there is no assurance, it would be done on commercially reasonable terms, comparable to the market, in accordance with management’s fiduciary duties to us.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends of the Registrant’s Common Equity and Related Stockholder Matters.

Market information

On April 5, 2013, FINRA assigned our common stock the trading symbol “PAUC.” Our stock has been approved for quotation on the OTC Link (OTC Pink No Information Tier), although no shares have traded. We plan to immediately our tier on the OTC Link to OTC.QB upon effectiveness this Registration Statement on Form 10. The table below sets forth the high and low bid prices for our common stock for each quarter since April 5, 2013, as reported on the OTC Link

We consider our stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Link set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2013 (OTC Link)	High Bid	Low Bid
Quarter Ended May 31, 2013 (since April 5, 2013)	$-	$-
Quarter Ended August 31, 2013 (through July 10, 2013)	$0.01	$-

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As of June 30, 2013, there were 104,747,000 shares of common stock outstanding, which were held by approximately 90 record stockholders. Of these shares, currently 2,450,000 are free trading and 102,222,000 are restricted.

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 ("Rule 144") or Rule 701 ("Rule 701") of the Securities Act following the effectiveness of this Form 10, subject to the requirements described below. "Restricted Securities," as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144 or Rule 701, which rules are summarized below. These shares will generally become available for sale in the public market as follows:

▪	Approximately 13,067,000 restricted shares will be eligible for immediate sale upon the effectiveness of this Form 10;

▪	Approximately 89,060,000 restricted shares will be eligible for sale in the public market 90 days after the effectiveness of this Form 10, subject to the holding period, volume, manner of sale and other limitations, where required, under Rule 144 and Rule 701.

Rule 144

Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, as in effect on the date of this Form 10, after the effectiveness of this Form 10:

Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Form 10, subject to all other requirements of Rule 144. In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, our company and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this Form 10. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this Form 10.

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Rule 701

Rule 701 under the Securities Act, as in effect on the date of this Form 10, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. We have not issued any shares under written compensatory plans.

Dividend Policy

We have not paid cash dividends since our inception and we do not contemplate paying dividends in the foreseeable future.

Dividends

We have not declared or paid any cash dividends on our common stock and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements, and other factors that our board of directors considers significant. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

Equity Compensation Plan Information

Penny Auction does not have any equity compensation plans in effect at this time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., telephone (303) 282-4800.

Item 10. Recent Sales of Unregistered Securities.

On April 13, 2013, we issued 75,000 shares of common stock to a consultant in consideration of services rendered. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On March 22, 2013, we issued a $20,000, 8% demand promissory note for $20,000. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On February 1, 2013, we issued a $9,000, 8% demand promissory note for $9,000. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On December 20, 2012, we issued a 2,500, 8% demand promissory note for $2,500. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On October 25, 2012, we issued a $5,000, 8% demand promissory note for $5,000. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

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On October 3, 2012, we issued 20,000 shares of common stock to a consultant in consideration of services rendered. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On September 17, 2012, we issued a $5,000, 8% demand promissory note for $5,000. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On August 30, 2012, we issued a $500, 8% demand promissory note for $500. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

In July 2012, we completed a private placement of 140,000 shares of our common stock for a purchase price of $0.10 per share, raising total capital of $14,000 from 4 investors. The proceeds were used for working capital and general corporate purposes. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

On March 28, 2012, we issued 340,000 shares of our common stock to the five (5) shareholders of Nail Bidder, Inc. as consideration for the purchase of all of their shares in Nail Bidder. Upon consummation of this transaction, Nail Bidder is now our wholly owned subsidiary. The issuance was made pursuant to Section 4(2) of the Securities Act, as amended.

In February 2012, we issued a 0%, $500,000 promissory note in favor of Kodiak Capital as a commitment fee under that certain Investment Agreement dated September 2010. The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On January 11, 2012 the Company issued 10,000 shares of common stock to a noteholder in consideration of his agreement to extend the maturity date thereunder. The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

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On December 7, 2011 the Company issued an aggregate of 30,000 shares of common stock to three consultants as compensation in lieu of cash for services provided. The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On July 13, 2011 the Company issued 1,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On April 29, 2011 the Company issued 1,000 shares of common stock to a consultant as compensation in lieu of cash for services provided.The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On April 29, 2011 the Company issued 90,000 shares of common stock to a consultant as compensation in lieu of cash for services provided.The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On February 24, 2011 the Company issued 50,000 shares of common stock to a board member as compensation in lieu of cash for services provided. The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On February 24, 2011 the Company issued 775,000 shares of common stock to an individual in consideration of certain assets of a penny auction website held by such individual.The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

On February 14, 2011 the Company issued 50,000 shares of common stock to an individual in consideration of certain assets of a penny auction website held by such individual.The issuance was exempt under Section 4(2) of the Securities Exchange Act of 1933, as amended.

In January 2011, we issued 4,000,000 shares of our common stock to Ms. Daniele Eastwood, our corporate secretary and a director of Penny Auction in consideration for services rendered by her to us as an officer and director, and a total of 4,065,000 shares of our common stock to six consultants for services rendered. These issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On or about December 28, 2010, we issued a total of 2,940,000 shares of our common stock to Kodiak Capital and its designee pursuant to the terms of that certain increase in equity line of credit addendum between us and Kodiak Capital, dated December 28, 2010, and that certain investment agreement between us and Kodiak Capital, dated September 1, 2010. This issuance was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In December 2010, we issued a $30,000 promissory note to a single investor. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

In December 2010, we completed a private placement of 200,000 shares of our common stock for a purchase price of $0.10 per share, raising total capital of $20,000 from 14 investors. The proceeds were used for working capital and general corporate purposes. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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In December 2010, we completed a private placement of 600,000 shares of our common stock for a purchase price of $0.05 per share, raising total capital of $30,000 from 38 investors. The proceeds were used for working capital and general corporate purposes. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

In December 2010, we completed a private placement of 400,000 shares of our common stock for a purchase price of $0.01 per share, raising total capital of $4,000 from seven investors. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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On or about November 1, 2010, we issued a total of 1,960,000 shares of our common stock to Kodiak Capital and its designee pursuant to the terms of that certain investment agreement between us and Kodiak Capital, dated September 1, 2010 as a commitment fee under the investment agreement. This issuance was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On or about August 25, 2010, we issued 80,000,000 shares of our common stock to Mr. Corey Park, our chief executive officer, 5,000,000 shares of our common stock to Michael Holt, our chief operating officer, and 5,000,000 shares of our common stock to Lanny Park, a founder of Penny Auction and the brother of our chief executive officer, as founder’s shares in consideration of their services in development of our business plan. These issuances were made pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 11. Description of Registrant’s Securities to be Registered

Common Stock

The securities being offered are shares of common stock. The authorized capital of Penny Auction consists of 495,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. The holders of common stock:

•	have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of Penny Auction;
•	are entitled to share ratably in all of the assets of Penny Auction available for distribution upon winding up of the affairs of Penny Auction; and
•	are entitled to one cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The shares of common stock do not have any of the following rights:

•	special voting rights;
•	preference as to dividends or interest;
•	preemptive rights to purchase in new issues of shares;
•	preference upon liquidation; or
•	any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise.

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Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Delaware Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common.

Effect of the California Corporations Code

The California Corporations Code includes provisions designed to apply certain aspects of California law to corporations organized outside California where, in general, such corporations are doing more than 50% of their business in California and have more than 50% of their outstanding voting securities held of record by persons residing in California (the “California Test”). These provisions, which are generally more restrictive than their counterparts under Nevada law, currently apply to Penny Auction.

Among the provisions of the California law which will apply are limitations on corporate dividends and other distributions and rights of stockholders to cumulate votes in the election of directors. Numerous other provisions which are listed in Section 2115 of the California General Corporation Law could also apply. In some cases, these provisions are in conflict with the laws of Nevada. The following summarizes some of the principal differences which could apply to Penny Auction:

Under both Nevada and California law, cumulative voting for the election of directors is permitted. However, under Nevada law cumulative voting must be expressly authorized in the Certificate of Incorporation. Both Nevada and California law allow a classified board of directors, however, Nevada law requires that it be authorized in the Certificate of Incorporation or the bylaws. California law does not permit staggered classes for smaller corporations, such as Penny Auction, and directors must be elected at each annual meeting of stockholders. Under Nevada law, the Certificate of Incorporation or bylaws may limit the removal of directors for cause only, while under California law, stockholders may remove directors without cause. Pursuant to Nevada law, the directors may amend the bylaws to change the number of authorized directors. Under California law, subject to limited circumstances, any amendment to the bylaws changing the number of authorized directors requires stockholder approval.

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Under Nevada law, a director is obligated to discharge his or her duties in good faith and to inform himself or herself about all material information reasonably available to him or her before making a business decision. Pursuant to California law, a director is obligated to discharge his or her duties in good faith, and to exercise such care, including reasonable inquiry, as an ordinarily prudent person in a similar position would use under similar circumstances. Whereas California law specifically prohibits a corporation from limiting or eliminating a director’s liability for reckless disregard or abdication of these duties, Nevada Law contains no such prohibition.

California law also requires stockholder approval for certain sale-of-assets and stock-for-stock reorganizations, whereas Nevada law does not require such approval. Nevada law permits the payment of dividends from paid-in and earned surplus or redemption of shares from earned, paid-in or reduction surplus. Under California law, any such distributions cannot be made unless retained earnings equal or exceed the amount of the distributions, except that the distribution is not allowed if, after giving effect to the distribution, the corporation’s tangible assets are less than 125% of its liabilities, the corporation’s current liabilities exceed its current assets, the corporation’s average operating income for the two most recently completed fiscal years is less than 125% of its current liabilities, or the corporation would be unable to meet its liabilities as they mature.

At such time as Penny Auction has any class of securities listed on the New York Stock Exchange or the American Stock Exchange, or approved for inclusion on the Nasdaq National Market System, and Penny Auction has at least 800 holders of its equity securities, or Penny Auction no longer satisfies each of the elements of the California Test, we will be exempt from the provisions of Section 2115. No assurance can be given that Penny Auction will ever satisfy any exemption from Section 2115.

Item 12. Indemnification of Officers and Directors.

Under Nevada General Corporation Law and our Articles of Incorporation, our directors will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation of its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties including gross negligence.

Insofar as an indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

See the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	The following financial statements are filed as part of this Registration Statement:

		Page
	Penny Auction Solutions, Inc.

	Audited Statements;

1.	Report of Independent Registered Accounting Firm	48
2.	Balance Sheets of the Registrant as of August 31, 2012 and 2011.	49
3.	Statements of Operations of the Registrant for the years ended August 31, 2012 and 2011 and the period from August 25, 2010 (inception) to August 31, 2012.	50
4.	Statements of Stockholders’ Equity (Deficit) of the Registrant for the years ended August 31, 2012 and 2011 and the period from August 25, 2010 (inception) to August 31, 2012.	51
5.	Consolidated Statements of Cash Flows of the Registrant for the years ended August 31, 2012 and 2011 and the period from August 25, 2010 (inception) to August 31, 2012.	52
6.	Notes to the Financial Statements of the Registrant.	53-63

	Unaudited Statements:

1.	Balance Sheets of the Registrant as of February 28, 2013 and August 31, 2012 (audited).	64
2.	Statements of Operations of the Registrant for the six months ended February 28, 2013 and February 29, 2012 and, the period from August 25, 2010 (inception) to February 28, 2013.	65
3.	Statements of Stockholders’ Equity (Deficit) of the Registrant for the six months ended February 28, 2013 and February 29, 2012 and, the period from August 25, 2010 (inception) to February 28, 2013.	66
4.	Consolidated Statements of Cash Flows of the Registrant for the six months ended February 28, 2013 and February 29, 2012 and, the period from August 25, 2010 (inception) to February 28, 2013.	67
5.	Notes to the Unaudited Financial Statements of the Registrant.	68-78

	Nail Bidder Inc.

	Audited Statements:

1.	Report of Independent Registered Accounting Firm	79
2.	Balance Sheets of the Nail Bidder as of December 31, 2011 and 2010.	80
3.	Statements of Operations of Nail Bidder for the years ended December 31, 2011 and 2010.	81
4.	Statements of Stockholders’ Equity (Deficit) of Nail Bidder for the years ended December 31, 2011 and 2010.	82
5.	Consolidated Statements of Cash Flows of Nail Bidderfor the years ended December 31, 2011 and 2010.	83
6.	Notes to the Financial Statements of Nail Bidder.	84-91

(b)	“Index to Exhibits” on page 93 for exhibits filed with this Registration Statement.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Penny Auction Solutions, Inc.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Penny Auctions Solutions, Inc. (A Development Stage Company) as of August 31, 2012 and 2011 and the related statements of operations, shareholders' deficit and cash flows for the years ended August 31, 2012 and 2011 and for the period from August 25, 2010 (inception) through August 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Penny Auctions Solutions, Inc. as of August 31, 2012 and 2011, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has incurred net losses of $186,799 and $1,294,222 for the years ended August 31, 2012 and 2011, respectively, and an accumulated deficit of $1,584,925 and cash on hand of $4,500 as of August 31, 2012, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 11, 2013

48

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	August 31,	August 31,
	2012	2011
ASSETS

Current assets:
Cash	$4,500	$27
Total current assets	4,500	27

Total assets	$4,500	$27

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$194,223	$95,150
Accrued interest	14,753	8,567
Accrued interest, related parties	3,588	858
Due to officer, related party	44,801	12,978
Notes payable	547,729	530,000
Total current liabilities	805,094	647,553

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, -0- and -0- shares issued and outstanding at August 31, 2012 and 2011 respectively	–	–
Common stock, $0.001 par value, 495,000,000 shares authorized, 105,652,000 and 105,132,000 shares issued and outstanding at August 31, 2012 and 2011 respectively	105,652	105,132
Additional paid-in capital	678,679	645,468
(Deficit) accumulated during development stage	(1,584,925)	(1,398,126)
Total stockholders' equity (deficit)	(800,594)	(647,526)

Total liabilities and stockholders' equity (deficit)	$4,500	$27

The accompanying notes are an integral part of these financial statements.

49

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the year ended	August 25, 2010 (inception) to
	August 31, 2012	August 31, 2011	August 31, 2012

Revenue	$782	$–	$782

Operating expenses:
General and administrative	11,643	320,479	333,026
Professional fees	116,755	276,068	392,823
Goodwill Impairment	49,036	41,250	90,286
Total operating expenses	177,434	637,797	816,135

Net operating loss	(176,652)	(637,797)	(815,353)

Other expenses:
Interest expense	(9,647)	(9,425)	(19,072)
Financing costs	(500)	(647,000)	(750,500)
Total other expenses	(10,147)	(656,425)	(769,572)

Loss before provision for income taxes	(186,799)	(1,294,222)	(1,584,925)
Provision for income taxes	–	–	–

Net loss	$(186,799)	$(1,294,222)	$(1,584,925)

Weighted average number of common shares outstanding - basic and fully diluted	105,324,787	100,524,962

Net loss per share - basic and fully diluted	$(0.00)	$(0.01)

The accompanying notes are an integral part of these financial statements.

50

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred stock		Common stock		Additional paid-In	(Deficit) accumulated during development	Total stockholders'
	Shares	Amount	Shares	Amount	capital	stage	equity (deficit)

Common stock issued to founders at $0.001 per share	–	$–	91,960,000	$91,960	$6,040	$–	$98,000

Net loss for the period from August 25, 2010 (inception) to August 31, 2010	–	–	–	–	–	(103,904)	(103,904)

Balance, August 31, 2010	–	–	91,960,000	91,960	6,040	(103,904)	(5,904)

Common stock sold for cash	–	–	1,200,000	1,200	52,800	–	54,000

Common stock issued for services	–	–	7,147,000	7,147	350,203	–	357,350

Common stock issued for services, Officer	–	–	4,000,000	4,000	196,000	–	200,000

Common stock issued for acquisitions	–	–	825,000	825	40,425	–	41,250

Net loss for the year ended August 31, 2011	–	–	–	–	–	(1,294,222)	(1,294,222)

Balance, August 31, 2011	–	–	105,132,000	105,132	645,468	(1,398,126)	(647,526)

Common stock sold for cash at $0.10 per share	–	–	140,000	140	13,860	–	14,000

Common stock issued for services	–	–	40,000	40	1,960	–	2,000

Common stock issued for acquisition	–	–	340,000	340	16,660	–	17,000

Contributed capital from imputed interest, related party	–	–	–	–	731	–	731

Net loss for the year ended August 31, 2012						(186,799)	(186,799)

Balance, August 31, 2012	–	$–	105,652,000	$105,652	$678,679	$(1,584,925)	$(800,594)

The accompanying notes are an integral part of these financial statements.

51

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the	August 25, 2010
	year ended	year ended	(inception) to
	August 31, 2012	August 31, 2011	August 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(186,799)	$(1,294,222)	$(1,584,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	2,000	357,350	359,350
Shares issued for services, Officer	–	200,000	200,000
Commitment fee on financing	–	500,000	500,000
Impairment of intangible assets acquired	49,036	41,250	90,286
Imputed interest on non-interest bearing related party debts	731	–	731
Decrease (increase) in assets:
Prepaid expenses	–	3,500	–
Increase (decrease) in liabilities:
Accounts payable	73,430	95,150	168,580
Accrued interest, related parties	2,730	858	3,588
Accrued interest	6,186	8,567	14,753
Net cash used in operating activities	(52,686)	(87,547)	(247,637)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in merger	346	–	346
Net cash provided by investing activities	346	–	346

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	14,000	54,000	166,000
Proceeds from due to officer, related party	33,913	30,198	73,615
Repayments on due to officer, related party	(2,090)	(26,724)	(28,814)
Proceeds from notes payable	11,400	30,000	41,400
Repayments on notes payable	(410)	–	(410)
Net cash provided by financing activities	56,813	87,474	251,791

NET CHANGE IN CASH	4,473	(73)	4,500
CASH AT BEGINNING OF YEAR	27	100	–
CASH AT END OF YEAR	$4,500	$27	$4,500

SUPPLEMENTAL INFORMATION:
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

Non-cash investing and financing activities:
Accounts payable converted to promissory note, Kodiak Capital	$500,000	$–	$500,000
Par value of founders' shares issued	$–	$91,960	$91,960
Fair value of shares issued for acquisitions	$17,000	$41,250	$58,250

The accompanying notes are an integral part of these financial statements.

52

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Penny Auction Solutions (“The Company”) was formed in the state of Nevada on August 25, 2010 to establish a network of international internet auction sites whereby customers purchase bidding credits (“pennies”) that enable them to bid on goods at a fraction of their market value. The Company expects to generate revenues from the online sale of the “pennies” that are consumed in the bidding process regardless of whether the bid has resulted in a successful purchase, as well as, the sale of “advertisements’ or “banner ads” on its internet site directed toward internet users, bargain shoppers and gaming aficionados.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of August 31.

Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued interest reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company also had debt instruments that required fair value measurement on a recurring basis.

Impairment of Goodwill

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company's evaluation of goodwill completed during the years end August 31, 2012 and August 31, 2011 resulted in impairment losses of $49,036 and $41,250, respectively.

53

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

The changes in the carrying amount of goodwill and accumulated impairment losses for the years ended August 31, 2012 and 2011 are as follows:

Balance as of September 1, 2010	$–
Goodwill acquired during the year	41,250
Impairment losses	(41,250)

Balance as of August 31, 2011	$–
Goodwill acquired during the year	49,036
Impairment losses	(49,036)

Balance as of August 31, 2012	$–

Revenue Recognition

The Company generates revenue from the online sale of these “pennies” that are consumed in the bidding process regardless of whether the bid has resulted in a successful purchase, as well as, the sale of “advertisements’ or “banner ads” on its internet site directed toward internet users, bargain shoppers and gaming aficionados. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception on August 25, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company recognized $2,000 and $557,350 for services and compensation for the years ended August 31, 2012 and 2011, respectively.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

54

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05), which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04), which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

55

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company is in the development stage, has incurred net losses of $186,799 and $1,294,222 for the years ended August 31, 2012 and 2011, respectively, and an accumulated deficit of $1,584,925 and cash on hand of $4,500 as of August 31, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Acquisitions

Acquisition – Nail Bidder, Inc., March 28, 2012

On March 28, 2012, we acquired 100% of the capital stock of Nail Bidder, Inc. (“Nail Bidder”), a New York corporation, as part of a Securities Purchase Agreement (“SPA”) with Nail Bidder, Inc. Pursuant to the SPA, we purchased all of Nail Bidder’s assets and assumed all of its liabilities, including all of its cash, intellectual property, its business trade name, website (nailbidder.com), goodwill, trade payables and loans due to officer in consideration for 340,000 shares of our common stock, with a fair value of $17,000, which was delivered at the closing. We agreed to indemnify and hold Nail Bidder harmless against, among other things, any claims and liability associated with the future operations of the assets purchased pursuant to the SPA and Nail Bidder agreed to indemnify and hold us harmless against any misrepresentations made by Nail Bidder in the SPA; any failure of Nail Bidder to perform any required term or condition of the SPA and any debts or other obligations of Nail Bidder not specifically assumed pursuant to the SPA in excess of $5,000. In addition, the sellers agreed to a covenant not to compete for a period of four (4) years after the Closing, in which the Principal Shareholder shall not directly, or indirectly solicit or accept or perform any business which is similar to, or in competition with, the business of penny auctions or any variation of similarly situated penny auction type auctions or any business related to penny auctions.

Nail Bidder operated a penny auction website similar to the planned operations of Penny Auction Solutions. The website auctions temporarily terminated shortly after the acquisition and have not yet recommenced due to a lack of operating funds.

This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of the Company’s assets and ongoing operations were acquired. The purchase resulted in $49,036 of goodwill. According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

56

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

March 28,
2012
Consideration:
Cash paid at closing	$–
Common stock delivered at closing(1)	17,000
Fair value of total consideration exchanged	$17,000

Fair value of identifiable assets acquired and liabilities assumed:
Cash	$346
Nailbidder.com trade name(2)	6,000
Customer database(2)	18,000
Developed software(2)	12,550
Trade accounts payable	(25,643)
Due to officer, Evan Karsch	(6,739)
Total fair value of net assets assumed	4,514
Consideration paid in excess of fair value (Goodwill)(3)	$12,486

(1) Consideration included 340,000 shares of the Company’s common stock valued at $0.05 per share, based on recent sales of common stock to independent third parties.

(2) Intangible assets were impaired subsequent to the acquisition due to uncertainties with regard to our ability to derive future economic benefit from the intangible assets as operations have been suspended.

(3) The consideration paid in excess of the net fair value of assets acquired and liabilities assumed has been recognized as goodwill, which was subsequently impaired due to uncertainties with regard to our ability to derive future economic benefit from the intangible assets as operations have been suspended.

In connection with the SPA, the former President of Nail Bidder and the Company entered into a Consulting Agreement, pursuant to which the owner of Nail Bidder agreed to provide part-time consulting services to the Company for a period of twelve (12) months following closing at a monthly rate of $8,333, contingent on the Company receiving funding under our Equity Line of Credit from Kodiak Capital, and provide additional consulting services as for an additional six (6) months at the rate of $3,000 per month. The owner of Nail Bidder and the Company also entered into an Agreement Not to Compete, pursuant to which such owner agreed not to compete against the Company for four (4) years from the closing of the SPA.

Management believes the product line of Nail Bidder, customer base and other assets acquired will enable the Company to enhance their business model and enable the Company to quickly gain access to the penny auction industry.

The unaudited supplemental pro forma results of operations of the combined entities had the dates of the acquisitions been September 1, 2011 or September 1, 2010 are as follows:

	Combined Pro Forma:
	(Unaudited)
	For the years ended August 31,
	2012	2011
Revenue:	$29,114	$200,062
Cost of sales	(19,740)	(98,541)
Gross profit	9,374	101,521

Expenses:
Operating expenses	142,228	749,622

Net operating income (loss)	(132,854)	(648,101)

Other income (expense)	(60,704)	(701,353)

Net income (loss)	$(193,558)	$(1,349,454)

Weighted average number of common shares outstanding – basic and fully diluted	105,519,869	100,864,962

Net income (loss) per share – basic and fully diluted	$(0.00)	$(0.01)

57

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at August 25, 2010. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash and debts that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of August 31, 2012 and August 31, 2011:

	Fair Value Measurements at August 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash	$4,500	$–	$–
Total assets	4,500	–	–
Liabilities
Due to officer, related party	–	44,801	–
Notes payable	–	547,729	–
Total Liabilities	–	592,530	–
	$4,500	$(592,530)	$–

	Fair Value Measurements at August 31, 2011
	Level 1	Level 2	Level 3
Assets
Cash	$27	$–	$–
Total assets	27	–	–
Liabilities
Due to officer, related party	–	12,978	–
Notes payable	–	530,000	–
Total Liabilities	–	542,978	–
	$27	$(542,978)	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended August 31, 2012 or August 31, 2011.

Level 2 liabilities consist of Demand notes and Promissory notes. No fair value adjustment was necessary during the years ended August 31, 2012 or August 31, 2011, respectively.

58

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 5 – Related Party

The Company received loans at various dates from August 25, 2010 (inception) through August 31, 2011 in the net amount of $12,978, and additional net loans during the year ended August 31, 2012 of $31,823 culminating in a balance of $44,801 at August 31, 2012 to establish a Company bank account and cover expenses paid to form the Corporation and retain professionals to audit and file our reports with the Securities and Exchange Commission (“SEC”). The loans were provided by, “The Auction Coach.Com, LLC”, a single member LLC owned by our majority shareholder, Corey Park and by Michael Holt our CEO. The Company has issued unsecured promissory notes to both the LLC, and our CEO bearing interest at 8% due on demand.

On August 25, 2010, the Company issued 80,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s then CEO, Corey Park. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s then COO now CEO, Michael C. Holt. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to one of the Company’s Directors, Lanny Park. No proceeds were received in exchange for the shares of common stock.

On December 17, 2010 the Company appointed Michael Holt to serve as assistant corporate secretary.

On January 10, 2011, the Company issued 4,000,000 shares of common stock at the par value of $0.001 to one of the Company’s Directors, Daniele Eastwood for her services as an officer and board member.

Note 6 – Due to officer

Due to officer consists of the following at August 31, 2012 and 2011, respectively:

	August 31,	August 31,
	2012	2011

8% unsecured demand notes from a related party, “The Auction Coach.Com, LLC”, a single member LLC owned by our majority shareholder, Corey Park and our CEO, Michael Holt	$35,356	$4,378

8% unsecured demand note due to our CEO, Michael Holt	9,445	8,600

	$44,801	$12,978

The Company recognized interest expense of $2,730 and $858 as of August 31, 2012 and 2011, respectively. No interest has been paid to date.

59

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 7 – Notes Payable

Notes Payable consists of the following at August 31, 2012 and 2011, respectively:

	August 31,	August 31,
	2012	2011

Unsecured note payable bearing interest at 20%, matured on March 30, 2011, originated on December 30, 2010 (currently in default)	$30,000	$30,000

Unsecured, non-interest bearing note payable, matures on March 31, 2014 issued to memorialize the unpaid cash component of our commitment fee with Kodiak Capital as more fully described in the note below	500,000	500,000

Unsecured note payable bearing interest at 8%, due on demand, originated on February 23, 2012	3,700	–

Unsecured note payable bearing interest at 8%, due on demand, originated on August 30, 2012	500	–

Total notes payable	534,200	530,000
Less: current portion	534,200	30,000
Notes payable, less current portion	$–	$500,000

The Company recognized interest expense of $6,186 and $8,567 during the years ended August 31, 2012 and 2011, respectively. No interest has been paid to date.

Note 8 – Put Rights Financing and Equity Line of Credit

Pursuant to an investment agreement with Kodiak Capital originally dated September 1, 2010, and amended on December 28, 2010 and again on March 14, 2012, we have the right to “put” to Kodiak Capital up to $10,000,000 million in price of shares of our common stock (i.e., we can compel Kodiak Capital to purchase our common stock at a pre-determined formula).

In conjunction with our investment agreement with Kodiak Capital, we issued 1,960,000 commitment shares of common stock on August 30, 2010 and 2,940,000 shares of our common stock pursuant to the addendum on December 28, 2010 to Kodiak Capital and its designee as a commitment fee. The shares are restricted stock as defined in Rule 144 under the Securities Act. We also issued a $500,000 promissory note with a maturity date of March 31, 2014 to memorialize the unpaid cash component of our commitment fee.

The investment agreement provides, in part, that following notice to Kodiak Capital, we may put to Kodiak Capital up to $10,000,000 in shares of our common stock for a purchase price equal to 90% percent of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak Capital of an election to put shares pursuant to the investment agreement. The aggregate dollar value that we will be permitted to put will be either: (a) $1,000,000 or (b) 200% of the average daily volume in the U.S. market of our common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put notice. Kodiak Capital has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.

60

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

Kodiak Capital will only purchase shares when we meet the following conditions:

•	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the equity line of credit;
•	our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;
•	we have complied with our obligations under the investment agreement and the attendant registration rights agreement;
•	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and
•	we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws.

The investment agreement will terminate when any of the following events occur:

•	Kodiak has purchased an aggregate of $10,000,000 of our common stock or thirty-six months after the effective date;
•	we file or otherwise enter an order for relief in bankruptcy; or
•	our common stock ceases to be registered under the Exchange Act.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Kodiak Capital. The sale of these additional shares could cause our stock price to decline. In turn, if the price of our common stock declines and we issue more puts, more shares will go into the market, which could cause a further drop in the price of the common stock.

Note 9 – Stockholders’ Equity

On August 25, 2010, the founders of the Company established 495,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company founders established 5,000,000 authorized shares of $0.001 par value preferred stock.

Common Stock

On August 25, 2010, the Company issued 80,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s CEO, Corey Park. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s COO, Michael C. Holt. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to one of the Company’s Directors, Lanny Park. No proceeds were received in exchange for the shares of common stock.

On August 30, 2010, the Company issued 1,960,000 founder’s shares of common stock at the par value of $0.001 to an investment capital company, Kodiak Capital Group, LLC. No proceeds were received in exchange for the shares of common stock. The fair value of the common stock was $98,000 based on recent sales of common stock to independent third parties at $0.05 per share.

During the year ended August 31, 2011, the Company sold a total of 400,000 shares of common stock with a par value of $0.001 to six individual investors, for proceeds of $4,000 based on a sales price of $0.01 per share.

During the year ended August 31, 2011, the Company sold a total of 600,000 shares of common stock with a par value of $0.001 to thirty eight individual investors, for proceeds of $30,000 based on a sales price of $0.05 per share.

During the year ended August 31, 2011, the Company sold a total of 200,000 shares of common stock with a par value of $0.001 to thirteen individual investors, for proceeds of $20,000 based on a sales price of $0.10 per share.

61

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

On December 28, 2010, the Company issued a total of 2,940,000 shares of our common stock to Kodiak Capital and its designee pursuant to the terms of an increase in the equity line of credit in the amount of an additional $15,000,000 of the Company’s common stock as a commitment fee pursuant to an addendum to the originally dated September 1, 2010 agreement. The fair value of the common stock in total was $147,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 1,500,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $75,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 4,000,000 shares of common stock to the Company’s Corporate Secretary and Director as compensation in lieu of cash for services provided. The fair value of the common stock in total was $200,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 1,000,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 1,000,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 500,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $25,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 25,000 shares of common stock to the Company’s securities attorney as compensation in lieu of cash for services provided. The fair value of the common stock in total was $1,250 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 40,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $2,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 14, 2011, the Company issued 50,000 shares of common stock to purchase Bidyell.com. The fair value of the common stock in total was $2,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 24, 2011, the Company issued 50,000 shares of common stock to a board member as compensation in lieu of cash for services provided. The fair value of the common stock in total was $2,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 24, 2011, the Company issued 275,000 shares of common stock to purchase Bidfan.com. The fair value of the common stock in total was $13,750 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 24, 2011, the Company issued 500,000 shares of common stock to purchase Bidfan.com. The fair value of the common stock in total was $25,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On April 29, 2011, the Company issued 1,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50 based on recent sales of common stock to independent third parties at $0.05 per share.

On April 29, 2011, the Company issued 90,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $4,500 based on recent sales of common stock to independent third parties at $0.05 per share.

62

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

On July 13, 2011, the Company issued 1,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50 based on recent sales of common stock to independent third parties at $0.05 per share.

On December 7, 2011, the Company issued 30,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $1,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 11, 2012, the Company issued 10,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $500 based on recent sales of common stock to independent third parties at $0.05 per share.

On March 28, 2012, the Company issued a total of 340,000 shares of common stock amongst five (4) shareholders of Nail Bidder, Inc. pursuant to a securities purchase agreement in which the Company acquired 100% of the capital stock of Nail Bidder,Inc. The fair value of the common stock in total was $17,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On July 9, 2012, the Company sold 100,000 shares of common stock with a par value of $0.001 to an individual investor, in exchange for proceeds of $10,000 based on a sales price of $0.10 per share.

On July 16, 2012, the Company sold 30,000 shares of common stock with a par value of $0.001 to an individual investor, in exchange for proceeds of $3,000 based on a sales price of $0.10 per share.

On July 19, 2012, the Company sold 10,000 shares of common stock with a par value of $0.001 to an individual investor, in exchange for proceeds of $1,000 based on a sales price of $0.10 per share.

Note 10 – Subsequent Events

Notes Payable

On September 17, 2012, we received $5,000 in exchange for an unsecured promissory note bearing interest at 8%, due on demand.

On October 25, 2012, we received $5,000 in exchange for an unsecured promissory note bearing interest at 8%, due on demand.

On December 20, 2012, we received $2,500 in exchange for an unsecured promissory note bearing interest at 8%, due on demand.

On February 1, 2013, we received $9,000 in exchange for an unsecured promissory note bearing interest at 8%, due on demand.

On March 22, 2013, we received $20,000 in exchange for an unsecured promissory note bearing interest at 8%, due on demand.

Common Stock

On February 28, 2013, the Company issued 20,000 shares of common stock in satisfaction of a subscription payable related to common stock granted on October 3, 2012 to a consultant as compensation in lieu of cash for services provided.

On December 17, 2012, a shareholder returned 1,000,000 shares of common stock that were cancelled and returned to treasury.

On April 10, 2013, we granted 75,000 shares of common stock to a consultant as compensation for advisory services provided.

63

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	February 28,	August 31,
	2013	2012
ASSETS	(Unaudited)

Current assets:
Cash	$103	$4,500
Prepaid expenses	338	–
Total current assets	441	4,500

Total assets	$441	$4,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$196,460	$194,223
Accrued interest, related parties	5,372	3,588
Accrued interest	18,331	14,753
Due to officer, related parties	45,920	44,801
Notes payable	70,569	547,729
Total current liabilities	336,652	805,094

Notes payable, less current maturities	500,000	–
Total liabilities	836,652	805,094

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding at February 28, 2013 and August 31, 2012, respectively	–	–
Common stock, $0.001 par value, 495,000,000 shares authorized, 104,672,000 shares issued and outstanding at February 28, 2013 and August 31, 2012, respectively	104,672	105,652
Additional paid-in capital	682,761	678,679
(Deficit) accumulated during development stage	(1,623,644)	(1,584,925)
Total stockholders' equity (deficit)	(836,211)	(800,594)

Total liabilities and stockholders' equity (deficit)	$441	$4,500

See Accompanying Notes to Financial Statements.

64

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the six months ended		August 25, 2010 (inception) to
	February 28,	February 29,	February 28,	February 29,	February 28,
	2013	2012	2013	2012	2013

Revenue	$–	$–	$30	$–	$812

Operating expenses:
General and administrative	900	1,836	2,294	2,550	335,320
Professional fees	12,660	18,768	29,991	48,569	422,814
Total operating expenses	13,560	20,604	32,285	51,119	758,134

Net operating loss	(13,560)	(20,604)	(32,255)	(51,119)	(757,322)

Other expenses:
Interest expense	(3,315)	(2,149)	(6,464)	(4,020)	(25,536)
Financing costs	–	(500)	–	(500)	(750,500)
Goodwill impairment	–	–	–	–	(90,286)
Total operating expenses	(3,315)	(2,649)	(6,464)	(4,520)	(866,322)

Loss before provision for income taxes	(16,875)	(23,253)	(38,719)	(55,639)	(1,623,644)

Provision for income taxes	–	–	–	–	–

Net loss	$(16,875)	$(23,253)	$(38,719)	$(55,639)	$(1,623,644)

Weighted average number of common shares outstanding - basic and fully diluted	104,830,000	105,165,516	105,243,271	105,148,758

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

See Accompanying Notes to Financial Statements.

65

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred stock		Common stock		Additional paid-In	(Deficit) accumulated during development	Total stockholders' equity
	Shares	Amount	Shares	Amount	capital	stage	(deficit)
Common stock issued to founders at $0.001 per share	–	$–	91,960,000	$91,960	$6,040	$–	$98,000

Net loss for the period from August 25, 2010 (inception) to August 31, 2010	–	–	–	–	–	(103,904)	(103,904)

Balance, August 31, 2010	–	–	91,960,000	91,960	6,040	(103,904)	(5,904)

Common stock sold for cash	–	–	1,200,000	1,200	52,800	–	54,000

Common stock issued for services	–	–	7,147,000	7,147	350,203	–	357,350

Common stock issued for services, Officer	–	–	4,000,000	4,000	196,000	–	200,000

Common stock issued for acquisitions	–	–	825,000	825	40,425	–	41,250

Net loss for the year ended August 31, 2011	–	–	–	–	–	(1,294,222)	(1,294,222)

Balance, August 31, 2011	–	–	105,132,000	105,132	645,468	(1,398,126)	(647,526)

Common stock sold for cash at $0.10 per share	–	–	140,000	140	13,860	–	14,000

Common stock issued for services	–	–	40,000	40	1,960	–	2,000

Common stock issued for acquisition	–	–	340,000	340	16,660	–	17,000

Contributed capital from imputed interest, related party	–	–	–	–	731	–	731

Net loss for the year ended August 31, 2012						(186,799)	(186,799)

Balance, August 31, 2012	–	–	105,652,000	105,652	678,679	(1,584,925)	(800,594)

Common stock granted for services, 20,000 shares	–	–	20,000	20	1,980	–	2,000

Common stock cancelled, 1,000,000 shares	–	–	(1,000,000)	(1,000)	1,000	–	–

Contributed capital from imputed interest, related party	–	–	–	–	1,102	–	1,102

Net loss for the three months ended February 28, 2013						(38,719)	(38,719)

Balance, February 28, 2013 (Unaudited)	–	$–	104,672,000	$104,672	$682,761	$(1,623,644)	$(836,211)

See Accompanying Notes to Financial Statements.

66

PENNY AUCTION SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended		August 25, 2010 (inception) to
	February 28,	February 29,	February 28,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(38,719)	$(55,639)	$(1,623,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	2,000	2,000	361,350
Shares issued for services, Officer	–	–	200,000
Commitment fee on financing	–	–	500,000
Shares issued for acquisitions	–	–	58,250
Impairment of intangible assets acquired	–	–	32,036
Imputed interest on related party debts	1,102	–	1,833
Decrease (increase) in assets:
Prepaid expenses	(338)	–	(338)
Increase (decrease) in liabilities:
Accounts payable	2,237	26,095	170,817
Accrued interest, related parties	1,784	982	5,372
Accrued interest	3,578	3,038	18,331
Net cash used in operating activities	(28,356)	(23,524)	(275,993)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in merger	–	–	346
Net cash provided by investing activities	–	–	346

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	–	–	166,000
Proceeds from due to officer, related party	1,199	19,913	74,814
Repayments on due to officer, related party	(80)	–	(28,894)
Proceeds from notes payable	23,393	3,700	64,793
Repayments on notes payable	(553)	–	(963)
Net cash provided by financing activities	23,959	23,613	275,750

NET CHANGE IN CASH	(4,397)	89	103
CASH AT BEGINNING OF YEAR	4,500	27	–
CASH AT END OF YEAR	$103	$116	$103

SUPPLEMENTAL INFORMATION:
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

Non-cash investing and financing activities:
Par value of founders' shares issued	$–	$–	$91,960
Par value of shares issued for acquisitions	$–	$825	$825

See Accompanying Notes to Financial Statements.

67

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Penny Auction Solutions (“The Company”) was formed in the state of Nevada on August 25, 2010 to establish a network of international internet auction sites whereby customers purchase bidding credits (“pennies”) that enable them to bid on goods at a fraction of their market value. The Company expects to generate revenues from the online sale of the “pennies” that are consumed in the bidding process regardless of whether the bid has resulted in a successful purchase, as well as, the sale of “advertisements’ or “banner ads” on its internet site directed toward internet users, bargain shoppers and gaming aficionados.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of August 31.

Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued interest reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company also had debt instruments that required fair value measurement on a recurring basis.

Impairment of Goodwill

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company's evaluation of goodwill completed during the years end August 31, 2012 and August 31, 2011 resulted in impairment losses of $49,036 and $41,250, respectively. No impairment losses were recognized during the six months ended February 28, 2013.

68

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

The changes in the carrying amount of goodwill and accumulated impairment losses for the years ended August 31, 2012 and 2011 are as follows:

Balance as of September 1, 2010	$–
Goodwill acquired during the year	41,250
Impairment losses	(41,250)

Balance as of August 31, 2011	$–
Goodwill acquired during the year	49,036
Impairment losses	(49,036)

Balance as of August 31, 2012	$–
Goodwill acquired during the year	–
Impairment losses	–

Balance as of February 28, 2013 (Unaudited)	$–

Revenue Recognition

The Company generates revenue from the online sale of these “pennies” that are consumed in the bidding process regardless of whether the bid has resulted in a successful purchase, as well as, the sale of “advertisements’ or “banner ads” on its internet site directed toward internet users, bargain shoppers and gaming aficionados. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception on August 25, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company recognized $2,000 and $2,000 for services and compensation for the six months ended February 28, 2013 and February 29, 2012, respectively.

69

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Recent Accounting Pronouncements

In February 2013, Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income (but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period); and
-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the FASB determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company is in the development stage and has incurred continuous losses from operations, had an accumulated deficit of $1,623,644 and cash on hand of $103 as of February 28, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Acquisitions

Acquisition – Nail Bidder, Inc., March 28, 2012

On March 28, 2012, we acquired 100% of the capital stock of Nail Bidder, Inc. (“Nail Bidder”), a New York corporation, as part of a Securities Purchase Agreement (“SPA”) with Nail Bidder, Inc. Pursuant to the SPA, we purchased all of Nail Bidder’s assets and assumed all of its liabilities, including all of its cash, intellectual property, its business trade name, website (nailbidder.com), goodwill, trade payables and loans due to officer in consideration for 340,000 shares of our common stock, with a fair value of $17,000, which was delivered at the closing. We agreed to indemnify and hold Nail Bidder harmless against, among other things, any claims and liability associated with the future operations of the assets purchased pursuant to the SPA and Nail Bidder agreed to indemnify and hold us harmless against any misrepresentations made by Nail Bidder in the SPA; any failure of Nail Bidder to perform any required term or condition of the SPA and any debts or other obligations of Nail Bidder not specifically assumed pursuant to the SPA in excess of $5,000. In addition, the sellers agreed to a covenant not to compete for a period of four (4) years after the Closing, in which the Principal Shareholder shall not directly, or indirectly solicit or accept or perform any business which is similar to, or in competition with, the business of penny auctions or any variation of similarly situated penny auction type auctions or any business related to penny auctions.

70

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Nail Bidder operated a penny auction website similar to the planned operations of Penny Auction Solutions. The website auctions temporarily terminated shortly after the acquisition and have not yet recommenced due to a lack of operating funds.

This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of the Company’s assets and ongoing operations were acquired. The purchase resulted in $49,036 of goodwill. According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

March 28,
2012
Consideration:
Cash paid at closing	$–
Common stock delivered at closing(1)	17,000
Fair value of total consideration exchanged	$17,000

Fair value of identifiable assets acquired and liabilities assumed:
Cash	$346
Nailbidder.com trade name(2)	6,000
Customer database(2)	18,000
Developed software(2)	12,550
Trade accounts payable	(25,643)
Due to officer, Evan Karsch	(6,739)
Total fair value of net assets assumed	4,514
Consideration paid in excess of fair value (Goodwill)(3)	$12,486

(1)Consideration included 340,000 shares of the Company’s common stock valued at $0.05 per share, based on recent sales of common stock to independent third parties.

(2)Intangible assets were impaired subsequent to the acquisition due to uncertainties with regard to our ability to derive future economic benefit from the intangible assets as operations have been suspended.

(3)The consideration paid in excess of the net fair value of assets acquired and liabilities assumed has been recognized as goodwill, which was subsequently impaired due to uncertainties with regard to our ability to derive future economic benefit from the intangible assets as operations have been suspended.

In connection with the SPA, the former President of Nail Bidder and the Company entered into a Consulting Agreement, pursuant to which the owner of Nail Bidder agreed to provide part-time consulting services to the Company for a period of twelve (12) months following closing at a monthly rate of $8,333, contingent on the Company receiving funding under our Equity Line of Credit from Kodiak Capital, and provide additional consulting services as for an additional six (6) months at the rate of $3,000 per month. The owner of Nail Bidder and the Company also entered into an Agreement Not to Compete, pursuant to which such owner agreed not to compete against the Company for four (4) years from the closing of the SPA.

Management believes the product line of Nail Bidder, customer base and other assets acquired will enable the Company to enhance their business model and enable the Company to quickly gain access to the penny auction industry.

71

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

The unaudited supplemental pro forma results of operations of the combined entities had the dates of the acquisitions been September 1, 2011 is as follows:

Combined Pro Forma:
For the six months ended February 29, 2012

Revenue:	$26,422
Cost of sales	(14,460)
Gross profit	11,962

Expenses:
Operating expenses	64,687

Net operating income (loss)	(52,725)

Other income (expense)	(5,960)

Net income (loss)	$(58,685)

Weighted average number of common shares outstanding – basic and fully diluted	105,488,758

Net income (loss) per share – basic and fully diluted	$(0.00)

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at August 25, 2010. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash and debts that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

72

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of February 28, 2013 and August 31, 2012:

	Fair Value Measurements at February 28, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$103	$–	$–
Total assets	103	–	–
Liabilities
Due to officer, related party	–	45,920	–
Notes payable	–	570,569	–
Total Liabilities	–	616,489	–
	$103	$(616,489)	$–

	Fair Value Measurements at August 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash	$4,500	$–	$–
Total assets	4,500	–	–
Liabilities
Due to officer, related party	–	44,801	–
Notes payable	–	547,729	–
Total Liabilities	–	592,530	–
	$4,500	$(592,530)	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the six months ended February 28, 2013 or the year ended August 31, 2012.

Level 2 liabilities consist of demand notes and promissory notes. No fair value adjustment was necessary for the six months ended February 28, 2013 or the year ended August 31, 2012.

Note 5 – Related Party

The Company received loans at various dates from August 25, 2010 (inception) through August 31, 2012 in the net amount of $44,801, and an additional $1,119 during the six months ended February 28, 2013 culminating in a total loan balance of $45,920 at February 28, 2013. The loans were provided by, “The Auction Coach.Com, LLC”, a single member LLC owned by our majority shareholder, Corey Park and by Michael Holt our CEO. The Company has issued unsecured promissory notes to both the LLC, and our CEO bearing interest at 8% due on demand.

On August 25, 2010, the Company issued 80,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s then CEO, Corey Park. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s then COO now CEO, Michael C. Holt. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to one of the Company’s Directors, Lanny Park. No proceeds were received in exchange for the shares of common stock.

On December 17, 2010 the Company appointed Michael Holt to serve as assistant corporate secretary.

On January 10, 2011, the Company issued 4,000,000 shares of common stock at the par value of $0.001 to one of the Company’s Directors, Daniele Eastwood for her services as an officer and board member.

73

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Note 6 – Due to Officer

Due to officer consists of the following at February 28, 2013 and August 31, 2012, respectively:

	February 28,	August 31,
	2013	2012

8% unsecured demand notes from a related party, “The Auction Coach.Com, LLC”, a single member LLC owned by our majority shareholder, Corey Park and our CEO, Michael Holt	$35,356	$35,356

8% unsecured demand note due to our CEO, Michael Holt	10,564	9,445

	$45,920	$44,801

The Company recognized interest expense of $1,784 and $982 during the six months ended February 28, 2013 and 2012, respectively. No interest has been paid to date.

Note 7 – Notes Payable

Notes Payable consists of the following at February 28, 2013 and August 31, 2012, respectively:

	February 28,	August 31,
	2013	2012

Unsecured note payable bearing interest at 20%, matured on March 30, 2011, originated on December 30, 2010 (currently in default)	$30,000	$30,000

Unsecured, non-interest bearing note payable, matures on March 31, 2014 issued to memorialize the unpaid cash component of our commitment fee with Kodiak Capital as more fully described in the note below	500,000	500,000

Unsecured note payable bearing interest at 8%, due on demand, originated on February 23, 2012	3,700	3,700

Unsecured note payable bearing interest at 8%, due on demand, originated on August 30, 2012	500	500

Unsecured note payable bearing interest at 8%, due on demand, originated on September 17, 2012	5,000	–

Unsecured note payable bearing interest at 8%, due on demand, originated on October 25, 2012	5,000	–

Unsecured note payable bearing interest at 8%, due on demand, originated on December 20, 2012	2,500	–

Unsecured note payable bearing interest at 8%, due on demand, originated on February 1, 2013	9,000	–

Unsecured note payable non-interest bearing, due on demand	14,869	13,529

Total notes payable	570,569	547,729
Less: current portion	70,569	547,729
Notes payable, less current portion	$500,000	$–

The Company recognized interest expense of $3,578 and $3,038 during the three months ended February 28, 2013 and 2011, respectively. No interest has been paid to date.

74

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Note 8 – Put Rights Financing and Equity Line of Credit

Pursuant to an investment agreement with Kodiak Capital originally dated September 1, 2010, and amended on December 28, 2010 and again on March 14, 2012, we have the right to “put” to Kodiak Capital up to $10,000,000 million in price of shares of our common stock (i.e., we can compel Kodiak Capital to purchase our common stock at a pre-determined formula).

In conjunction with our investment agreement with Kodiak Capital, we issued 1,960,000 commitment shares of common stock on August 30, 2010 and 2,940,000 shares of our common stock pursuant to the addendum on December 28, 2010 to Kodiak Capital and its designee as a commitment fee. The shares are restricted stock as defined in Rule 144 under the Securities Act. We also issued a $500,000 promissory note with a maturity date of March 31, 2014 to memorialize the unpaid cash component of our commitment fee.

The investment agreement provides, in part, that following notice to Kodiak Capital, we may put to Kodiak Capital up to $10,000,000 in shares of our common stock for a purchase price equal to 90% percent of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak Capital of an election to put shares pursuant to the investment agreement. The aggregate dollar value that we will be permitted to put will be either: (a) $1,000,000 or (b) 200% of the average daily volume in the U.S. market of our common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put notice. Kodiak Capital has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.

Kodiak Capital will only purchase shares when we meet the following conditions:

•	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the equity line of credit;
•	our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;
•	we have complied with our obligations under the investment agreement and the attendant registration rights agreement;
•	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and
•	we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws.

The investment agreement will terminate when any of the following events occur:

•	Kodiak has purchased an aggregate of $10,000,000 of our common stock or thirty-six months after the effective date;
•	we file or otherwise enter an order for relief in bankruptcy; or
•	our common stock ceases to be registered under the Exchange Act.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Kodiak Capital. The sale of these additional shares could cause our stock price to decline. In turn, if the price of our common stock declines and we issue more puts, more shares will go into the market, which could cause a further drop in the price of the common stock.

75

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Note 9 – Stockholders’ Equity

On August 25, 2010, the founders of the Company established 495,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company founders established 5,000,000 authorized shares of $0.001 par value preferred stock.

Common Stock

On August 25, 2010, the Company issued 80,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s CEO, Corey Park. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s COO, Michael C. Holt. No proceeds were received in exchange for the shares of common stock.

On August 25, 2010, the Company issued 5,000,000 founder’s shares of common stock at the par value of $0.001 to one of the Company’s Directors, Lanny Park. No proceeds were received in exchange for the shares of common stock.

On August 30, 2010, the Company issued 1,960,000 founder’s shares of common stock at the par value of $0.001 to an investment capital company, Kodiak Capital Group, LLC. No proceeds were received in exchange for the shares of common stock. The fair value of the common stock was $98,000 based on recent sales of common stock to independent third parties at $0.05 per share.

During the year ended August 31, 2011, the Company sold a total of 400,000 shares of common stock with a par value of $0.001 to six individual investors, for proceeds of $4,000 based on a sales price of $0.01 per share.

During the year ended August 31, 2011, the Company sold a total of 600,000 shares of common stock with a par value of $0.001 to thirty eight individual investors, for proceeds of $30,000 based on a sales price of $0.05 per share.

During the year ended August 31, 2011, the Company sold a total of 200,000 shares of common stock with a par value of $0.001 to thirteen individual investors, for proceeds of $20,000 based on a sales price of $0.10 per share.

On December 28, 2010, the Company issued a total of 2,940,000 shares of our common stock to Kodiak Capital and its designee pursuant to the terms of an increase in the equity line of credit in the amount of an additional $15,000,000 of the Company’s common stock as a commitment fee pursuant to an addendum to the originally dated September 1, 2010 agreement. The fair value of the common stock in total was $147,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 1,500,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $75,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 4,000,000 shares of common stock to the Company’s Corporate Secretary and Director as compensation in lieu of cash for services provided. The fair value of the common stock in total was $200,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 1,000,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 1,000,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 500,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $25,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 25,000 shares of common stock to the Company’s securities attorney as compensation in lieu of cash for services provided. The fair value of the common stock in total was $1,250 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 10, 2011, the Company issued 40,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $2,000 based on recent sales of common stock to independent third parties at $0.05 per share.

76

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

On February 14, 2011, the Company issued 50,000 shares of common stock to purchase Bidyell.com. The fair value of the common stock in total was $2,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 24, 2011, the Company issued 50,000 shares of common stock to a board member as compensation in lieu of cash for services provided. The fair value of the common stock in total was $2,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 24, 2011, the Company issued 275,000 shares of common stock to purchase Bidfan.com. The fair value of the common stock in total was $13,750 based on recent sales of common stock to independent third parties at $0.05 per share.

On February 24, 2011, the Company issued 500,000 shares of common stock to purchase Bidfan.com. The fair value of the common stock in total was $25,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On April 29, 2011, the Company issued 1,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50 based on recent sales of common stock to independent third parties at $0.05 per share.

On April 29, 2011, the Company issued 90,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $4,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On July 13, 2011, the Company issued 1,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $50 based on recent sales of common stock to independent third parties at $0.05 per share.

On December 7, 2011, the Company issued 30,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $1,500 based on recent sales of common stock to independent third parties at $0.05 per share.

On January 11, 2012, the Company issued 10,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $500 based on recent sales of common stock to independent third parties at $0.05 per share.

On March 28, 2012, the Company issued a total of 340,000 shares of common stock amongst five (4) shareholders of Nail Bidder, Inc. pursuant to a securities purchase agreement in which the Company acquired 100% of the capital stock of Nail Bidder, Inc. The fair value of the common stock in total was $17,000 based on recent sales of common stock to independent third parties at $0.05 per share.

On July 9, 2012, the Company sold 100,000 shares of common stock with a par value of $0.001 to an individual investor, in exchange for proceeds of $10,000 based on a sales price of $0.10 per share.

On July 16, 2012, the Company sold 30,000 shares of common stock with a par value of $0.001 to an individual investor, in exchange for proceeds of $3,000 based on a sales price of $0.10 per share.

On July 19, 2012, the Company sold 10,000 shares of common stock with a par value of $0.001 to an individual investor, in exchange for proceeds of $1,000 based on a sales price of $0.10 per share.

On October 3, 2012, the Company granted 20,000 shares of common stock to a consultant as compensation in lieu of cash for services provided. The fair value of the common stock in total was $2,000 based on recent sales of common stock to independent third parties at $0.10 per share. The shares were subsequently issued on February 28, 2013.

On December 17, 2012, a shareholder returned 1,000,000 shares of common stock that were cancelled and returned to treasury.

77

Penny Auction Solutions, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(Unaudited)

Note 10 – Subsequent Events

Notes Payable

On March 22, 2013, we received $20,000 in exchange for an unsecured promissory note bearing interest at 8%, due on demand.

Common Stock

On April 10, 2013, we granted 75,000 shares of common stock to a consultant as compensation for advisory services provided.

78

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Nail Bidder, Inc.

We have audited the accompanying consolidated balance sheets of Nail Bidder, Inc. as of December 31, 2011 and 2010 and the related statements of operations, shareholders' deficit and cash flows for the year ended December 31, 2011 and the period from March 25, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nail Bidder, Inc. as of December 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses of $21,960 and $58,723 for the year ended December 31, 2011 and the period from March 25, 2010 (inception) through December 31, 2010, respectively, and an accumulated deficit of $80,683 and cash on hand of $165 as of December 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 11, 2013

79

NAIL BIDDER, INC.

BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS

Current assets:
Cash	$165	$631
Total current assets	165	631

Total assets	$165	$631

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$24,757	$5,666
Accrued interest, related parties	–	1,002
Due to shareholders, related parties	–	25,735
Total current liabilities	24,757	32,403

Stockholders' equity (deficit):
Common stock, no par value, 200 shares authorized, 100 shares issued and outstanding	20,074	20,074
Additional paid-in capital	36,017	6,877
Accumulated (deficit)	(80,683)	(58,723)
Total stockholders' equity (deficit)	(24,592)	(31,772)

Total liabilities and stockholders' equity (deficit)	$165	$631

The accompanying notes are an integral part of these financial statements.

80

NAIL BIDDER, INC.

STATEMENTS OF OPERATIONS

	For the	March 25, 2010
	Year Ended	(inception) to
	December 31,	December 31,
	2011	2010

Revenue	$143,546	$110,807

Operating expenses:
General and administrative	101,978	90,939
Advertising and promotions	56,852	57,404
Professional fees	2,550	20,185
Total operating expenses	161,380	168,528

Net operating loss	(17,834)	(57,721)

Other expenses:
Interest expense	(4,126)	(1,002)
Total other expenses	(4,126)	(1,002)

Loss before provision for income taxes	(21,960)	(58,723)
Provision for income taxes	–	–

Net loss	$(21,960)	$(58,723)

Weighted average number of common shares outstanding - basic and fully diluted	100	92

Net loss per share - basic and fully diluted	$(219.60)	$(638.29)

The accompanying notes are an integral part of these financial statements.

81

NAIL BIDDER, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common stock		paid-In	Accumulated	stockholders'
	Shares	Amount	capital	(deficit)	equity (deficit)

Balance, March 25, 2010 (inception)	–	$–	$–	$–	$–

Common stock issued to founders at $1 per share	74	74	–	–	74

Common stock sold for cash at $625 per share	16	10,000	–	–	10,000

Common stock sold for cash at $1,000 per share	10	10,000	–	–	10,000

Contributed capital by founders	–	–	6,877	–	6,877

Net loss for the period from March 25, 2010 (inception) to December 31, 2010	–	–	–	(58,723)	(58,723)

Balance, December 31, 2010	100	20,074	6,877	(58,723)	(31,772)

Debt forgiveness on shareholder loans	–	–	29,140	–	29,140

Net loss for the year ended December 31, 2011				(21,960)	(21,960)

Balance, December 31, 2011	100	$20,074	$36,017	$(80,683)	$(24,592)

The accompanying notes are an integral part of these financial statements.

82

NAIL BIDDER, INC.

STATEMENTS OF CASH FLOWS

	For the	March 25, 2010
	Year Ended	(inception) to
	December 31,	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,960)	$(58,723)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase (decrease) in liabilities:
Accounts payable	19,091	5,666
Accrued interest, related parties	4,126	1,002
Net cash provided by (used in) operating activities	1,257	(52,055)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	–	20,074
Proceeds contributed by founders	–	6,877
Proceeds from due to shareholders, related parties	24,804	28,735
Repayments on due to shareholders, related parties	(26,527)	(3,000)
Net cash provided by (used in) financing activities	(1,723)	52,686

NET CHANGE IN CASH	(466)	631
CASH AT BEGINNING OF YEAR	631	–
CASH AT END OF YEAR	$165	$631

SUPPLEMENTAL INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Debt forgiveness on shareholder loans	$29,140	$–

The accompanying notes are an integral part of these financial statements.

83

Nail Bidder, Inc.

Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Nail Bidder (“The Company”) was formed in the state of New York on March 25, 2010 to establish and operate an internet auction site whereby customers purchase bidding credits (“pennies”) that enable them to bid on goods at a fraction of their market value. The Company generates revenues from the online sale of the “pennies” that are consumed during the bidding process regardless of whether the bid has resulted in a successful purchase, as well as, the sale of “advertisements’ or “banner ads” on its internet site directed toward internet users, bargain shoppers and gaming aficionados.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. Advertising and promotions expense was $56,852 and $57,404 for the year ended December 31, 2011 and the period from March 25, 2010 (inception) to December 31, 2010, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued interest reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company also had debt instruments that required fair value measurement on a recurring basis.

84

Nail Bidder, Inc.

Notes to Financial Statements

Revenue Recognition

The Company generates revenue from the online sale of these “pennies” that are consumed in the bidding process regardless of whether the bid has resulted in a successful purchase, as well as, the sale of “advertisements’ or “banner ads” on its internet site directed toward internet users, bargain shoppers and gaming aficionados. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception on March 25, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company hasn’t granted any share based compensation for the year ended December 31, 2011 or the period from March 25, 2010 (inception) to December 31, 2010.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

85

Nail Bidder, Inc.

Notes to Financial Statements

In October 2012, the FASB issued ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

86

Nail Bidder, Inc.

Notes to Financial Statements

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05), which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04), which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

87

Nail Bidder, Inc.

Notes to Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses of $21,960 and $58,723 for year ended December 31, 2011 and the period from March 25, 2010 (inception) to December 31, 2010, respectively, and an accumulated deficit of $80,683 and cash on hand of $165 as of December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

Loans from Shareholders

The Company has received short term loans from Officers as disclosed in Note 5 below.

Common Stock

On March 29, 2010, the Company sold 37 founder’s shares of common stock at $1 per share to the Company’s founder and CEO, Evan Karsch.

On March 29, 2010, the Company also sold 37 founder’s shares of common stock at $1 per share to another founder, Geremy Kigler.

Contributed Capital

On various dates from March 6, 2010 through August 31, 2010, one of the Company’s founders and CEO, Evan Karsch, contributed a total of $4,699 to fund operations.

On various dates from March 14, 2010 through September 15, 2010, one of the Company’s founders, Geremy Kigler, contributed a total of $2,178 to fund operations.

On December 31, 2011, total unpaid loan balances of $15,226, including $3,553 of accrued interest, were forgiven by our founder and CEO, Evan Karsch, and contributed to capital.

On December 31, 2011, total unpaid loan balances of $8,369, including $869 of accrued interest, were forgiven by one of our shareholders and contributed to capital.

On December 31, 2011, total unpaid loan balances of $5,545, including $705 of accrued interest, were forgiven by another one of our shareholders and contributed to capital.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at March 25, 2010. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

88

Nail Bidder, Inc.

Notes to Financial Statements

The Company has cash and debts that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2011 and December 31, 2010:

	Fair Value Measurements at December 31, 2011
	Level 1	Level 2	Level 3
Assets
Cash	$165	$–	$–
Total assets	165	–	–
Liabilities
None	–	–	–
Total Liabilities	–	–	–
	$165	$–	$–

	Fair Value Measurements at December 31, 2010
	Level 1	Level 2	Level 3
Assets
Cash	$631	$–	$–
Total assets	631	–	–
Liabilities
Due to shareholders, related parties	–	25,735	–
Total Liabilities	–	25,735	–
	$631	$(25,735)	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the year ended December 31, 2011 or the period from March 25, 2010 (inception) to December 31, 2010.

Level 2 liabilities consist of short term loans from shareholders. No fair value adjustment was necessary during the year ended December 31, 2011 or the period from March 25, 2010 (inception) to December 31, 2010.

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Nail Bidder, Inc.

Notes to Financial Statements

Note 5 – Due to Shareholders, Related Parties

Due to shareholders, related parties consist of the following at December 31, 2011 and 2010, respectively:

	December 31,	December 31,
	2011	2010

On various dates, the Company received unsecured, demand loans, bearing interest at 15% per annum from the Company’s former founder and CEO, Evan Karsch. On December 31, 2011, the total unpaid loan balance of $15,226, including $3,553 of accrued interest was forgiven by the lender and contributed to capital.	$–	$22,735

On various dates, the Company received unsecured, demand loans, bearing interest at 15% per annum from one of the Company’s shareholders, Mark Karsch. On December 31, 2011, the total unpaid loan balance of $8,369, including $869 of accrued interest was forgiven by the lender and contributed to capital.	–	1,000

On various dates, the Company received unsecured, demand loans, bearing interest at 15% per annum from one of the Company’s shareholders, Rachel Eisler. On December 31, 2011, the total unpaid loan balance of $5,545, including $705 of accrued interest was forgiven by the lender and contributed to capital.	–	2,000

Total due to shareholders, related parties	–	25,735
Less: current portion	–	25,735
Due to shareholders, related parties, less current portion	$–	$–

The Company recognized interest expense of $4,126 and $1,002 for the year ended December 31, 2011 and the period from March 25, 2010 (inception) to December 31, 2010, respectively. No interest has been paid.

Note 6 – Stockholders’ Equity

On March 25, 2010, the founders of the Company established 200 authorized shares of no par value common stock.

Common Stock

On March 29, 2010, the Company sold 37 founder’s shares of common stock at $1 per share to the Company’s founder and CEO, Evan Karsch.

On March 29, 2010, the Company also sold 37 founder’s shares of common stock at $1 per share to another founder, Geremy Kigler.

On May 17, 2010, the Company sold 8 shares of common stock to an investor for proceeds of $5,000 based on a sales price of $625 per share.

On June 1, 2010, the Company sold 4 shares of common stock to an investor for proceeds of $2,500 based on a sales price of $625 per share.

On June 1, 2010, the Company sold another 4 shares of common stock to another investor for proceeds of $2,500 based on a sales price of $625 per share.

On July 1, 2010, the Company sold 10 shares of common stock to an investor for proceeds of $10,000 based on a sales price of $1,000 per share.

90

Nail Bidder, Inc.

Notes to Financial Statements

Contributed Capital

On various dates from March 6, 2010 through August 31, 2010, one of the Company’s founders and CEO, Evan Karsch, contributed a total of $4,699 to fund operations.

On various dates from March 14, 2010 through September 15, 2010, one of the Company’s founders, Geremy Kigler, contributed a total of $2,178 to fund operations.

On December 31, 2011, total unpaid loan balances of $15,226, including $3,553 of accrued interest, were forgiven by our founder and CEO, Evan Karsch, and contributed to capital.

On December 31, 2011, total unpaid loan balances of $8,369, including $869 of accrued interest, were forgiven by one of our shareholders and contributed to capital.

On December 31, 2011, total unpaid loan balances of $5,545, including $705 of accrued interest, were forgiven by another one of our shareholders and contributed to capital.

Note 7 – Subsequent Events

On various dates from January 1, 2012 through March 28, 2012, we received total loans of $6,739 to fund operations from our former CEO, Evan Karsch.

On March 28, 2012, we sold 100% of our issued and outstanding shares of common stock (100 shares), as part of a Securities Purchase Agreement (“SPA”) with Penny Auction Solutions, Inc. (“PAS”). Pursuant to the SPA, we sold all of our assets and PAS assumed all of its liabilities, including all of our cash, intellectual property, our business trade name, website (nailbidder.com), goodwill, trade payables and loans due to officer in consideration for 340,000 shares of our common stock that were issued ratably to our shareholders of record on March 28, 2012. PAS also agreed to indemnify and hold Nail Bidder harmless against, among other things, any claims and liability associated with the future operations of the assets purchased pursuant to the SPA and Nail Bidder agreed to indemnify and hold us harmless against any misrepresentations made by Nail Bidder in the SPA; any failure of Nail Bidder to perform any required term or condition of the SPA and any debts or other obligations of Nail Bidder not specifically assumed pursuant to the SPA in excess of $5,000. In addition, the we agreed to a covenant not to compete for a period of four (4) years after the Closing, in which our Principal Shareholder shall not directly, or indirectly solicit or accept or perform any business which is similar to, or in competition with, the business of penny auctions or any variation of similarly situated penny auction type auctions or any business related to penny auctions. Our operations were suspended shortly after the sale, and we are waiting to obtain funding to recommence operations.

91

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Penny Auction Solution, Inc.

Date: July 11, 2013	By: /s/Michael Holt
Michael Holt
President, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Executive and Financial and Accounting Officer)

92

Index to Exhibits

The following exhibits are filed with this Registration Statement on Form 10 or are incorporated by reference as described below.

Exhibit	Description
2.1	Stock Purchase Agreement by and among Penny Auctions Solutions, Inc., Nail Bidder, Inc. and the shareholders of Nail Bidder, Inc. (1)
3.1	Articles of Incorporation, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
3.2	Amended and Restated Articles of Incorporation, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
3.3	Bylaws, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
3.4	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock. (1)
4.1	Specimen Certificate for Common Stock, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
4.2	Investment Agreement with Kodiak Capital Group, LLC, a Delaware limited liability company, dated September 1, 2010, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
4.3	Registration Rights Agreement with Kodiak Capital Group, LLC, a Delaware limited liability company, dated September 1, 2010, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
4.4	Increase in Equity Line of Credit Addendum with Kodiak Capital Group, LLC, a Delaware limited liability company, dated December 28, 2010, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
4.5	Form of Promissory Note with Auction Coach.Com, LLC, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
4.6	Promissory Note with Donald Schroeder, dated December 30, 2010, filed as an exhibit to our registration statement on Form S-1 filed on February 3, 2011 and incorporated herein by reference.
4.7	Promissory Note dated February 9, 2012 in the aggregate amount of $500,000 in favor of Kodiak Capital Group, LLC (1)
4.8	Amendment to Investment Agreement with Kodiak Capital Group dated February 9, 2012 (1)
4.9	Amendment No. 1 to Promissory Note dated December 10, 2012 with Kodiak Capital Group LLC (1).
4.10	Amendment No. 2 to Promissory Note dated April 18, 2013 with Kodiak Capital Group, LLC (1)
10.1	Form of Stock Purchase Agreement (1)
10.2	Management Consulting Agreement with Gallery Partners LLC (1)
10.3	Form of Indemnification Agreement (Directors) (1)
10.4	Consulting Agreement with Evan Karsch. (1)
21	Subsidiaries (1)

(1)	Filed herewith

93